UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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Golfsmith International Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

On March 26, 2009, Golfsmith International Holdings, Inc. filed with the Securities and Exchange Commission its definitive proxy statement for its Annual Meeting of Stockholders to be held on May 5, 2009. After the filing of the proxy statement but prior to the mailing of the proxy statement to its stockholders, the Company discovered certain errors relating to the Audit Fees Table in the section entitled: Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm. The Company is amending and restating its proxy statement to correct those errors.

Golfsmith International Holdings, Inc.

11000 N. IH-35

Austin, Texas 78753

Dear Stockholder:

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of Golfsmith International Holdings, Inc. (the “Company”) to be held at our corporate headquarters at 11000 N. IH-35, Austin, Texas 78753 on Tuesday, May 5, 2009, at 12:00 p.m. (CDT).

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

It is important that your shares be represented at the meeting. Please review the instructions on the proxy or voting instruction card. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Please complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope or follow the alternate voting procedures described on the proxy.

Sincerely,

/s/ Martin Hanaka
Martin E. Hanaka
Chief Executive Officer, President and Chairman of the Board

Golfsmith International Holdings, Inc.

11000 N. IH-35

Austin, Texas 78753

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 5, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Golfsmith International Holdings, Inc., a Delaware corporation, will be held at its corporate headquarters at 11000 N. IH-35, Austin, Texas, 78753 on Tuesday, May 5, 2009, at 12:00 p.m. (CDT), for the following purposes:

1.               The election of ten directors to serve one-year terms expiring at the later of the annual meeting of stockholders in 2010 or until a successor is elected and qualified;

2.               The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 2, 2010;

3.               The approval of a proposal to amend the Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan to increase the maximum number of restricted shares, stock units, performance shares, options and other equity-based awards that may be awarded thereunder from 1,800,000 to 3,300,000; and

4.               The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The proxy statement, which follows this notice, fully describes these items. We have not received notice of other matters that may be properly presented at the annual meeting.

Stockholders of record at the close of business on March 5, 2009, will be entitled to vote at the meeting and any adjournment or postponement thereof. If you wish to vote your shares at the meeting, the inspector of elections will be available to record your vote at the meeting site beginning at 11:30 a.m. (CDT) on the date of the meeting. Voting is expected to close at the commencement of the meeting.

You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope or follow the alternative voting procedures described on the proxy.

By Order of the Board of Directors

/s/ R. Scott Wood
R. Scott Wood
Secretary
March 30, 2009

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES	1
Date, Time and Place of Meeting	1
Record Date, Outstanding Shares and Quorum	1
Voting Rights and Voting of Proxies	1
Solicitation and Voting of Proxies	1
Who can attend the meeting?	2
Proxy Statement Mailing Information	2
Expenses of Solicitation	2
Revocation of Proxies	2
PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE	3
Proposal 1	3
ELECTION OF DIRECTORS	3
Proposal 2	6
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	6
Proposal 3	8
APPROVAL OF THE FIRST AMENDMENT TO THE GOLFSMITH INTERNATIONAL HOLDINGS, INC. 2006 INCENTIVE COMPENSATION PLAN, INCREASING THE NUMBER OF SHARES THAT MAY BE AWARDED THEREUNDER FROM 1,800,000 TO 3,300,000.	8
REPORT OF THE AUDIT COMMITTEE	10
GOVERNANCE OF THE COMPANY	12
CODE OF BUSINESS CONDUCT AND ETHICS	12
INDEPENDENCE OF DIRECTORS	12
COMMUNICATIONS WITH THE BOARD OF DIRECTORS	13
COMMITTEES OF THE BOARD OF DIRECTORS	13
Audit Committee	13
Compensation Committee	14
Report of the Compensation Committee	14
Compensation Committee Interlocks and Insider Participation	14
Nominating Committee	14
DIRECTOR NOMINATION PROCESS	15
EXECUTIVE OFFICERS	15
COMPENSATION DISCUSSION AND ANALYSIS	16
Objectives of Compensation Programs	16
General Discussion of Executive Compensation	16
Elements of Compensation	17
SUMMARY COMPENSATION TABLE	18
Material Terms of Employment Agreements	19
Base Salary	23
Annual Cash Bonus	23
Stock-based Compensation	24
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	25
Grants	25

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INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

The Board of Directors (the “Board of Directors”) of Golfsmith International Holdings, Inc. (the “Company,” “we,” “us” and “our”) is soliciting your proxy for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate headquarters at 11000 N. IH-35, Austin, Texas 78753, on Tuesday, May 5, 2009, at 12:00 p.m. (CDT) and any adjournment or postponement of the Annual Meeting. We are initially mailing this Proxy Statement and the accompanying proxy card to stockholders of the Company on or about March 30, 2009.

Record Date, Outstanding Shares and Quorum

Only holders of record of the Company’s common stock at the close of business on March 5, 2008 (the “Record Date”), will be entitled to vote at the Annual Meeting. On the Record Date, we had 15,777,185 shares of common stock outstanding and entitled to vote. If a majority of the shares outstanding on the Record Date are present at the Annual Meeting, either in person or by proxy, we will have a quorum at the Annual Meeting. Any shares represented by proxies that are marked for, against or to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. Abstentions are included in the determination of shares present for quorum purposes.  Because abstentions represent shares entitled to vote, the effect of an abstention is the same as a vote against a proposal, except that abstentions have no effect on the election of directors.  If a broker, bank, custodian, nominee or other record holder of the Company’s common stock indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum, but will not be counted or entitled to vote on that particular matter. Please note that banks and brokers will vote their clients’ shares only if the proposal is a matter on which they have discretion to vote (such as the election of directors and the ratification of our independent registered public accounting firm), or if their client provides instructions on how to vote by following the instructions provided by such broker.

Voting Rights and Voting of Proxies

Holders of the Company’s common stock are entitled to one vote for each share they held as of the Record Date. Cumulative voting for directors is not permitted. Directors will be elected by a plurality of the votes cast by the shares of common stock present at the Annual Meeting (either in person or by proxy), which means that the ten nominees with the most votes will be elected. Ratification of Proposal No. 2 and approval of Proposal No. 3 requires approval by the holders of a majority of the shares of common stock present at the Annual Meeting (either in person or by proxy). Abstentions and broker non-votes will not have an effect on determining the number of shares voted.

Solicitation and Voting of Proxies

The proxy included with this Proxy Statement is solicited by the Board of Directors of the Company for use at the Annual Meeting. You can submit your proxy card by mailing it in the envelope provided. If your proxy card is properly completed and received, and is not revoked before the Annual Meeting, your shares will be voted at the Annual Meeting according to the instructions indicated on your proxy card. If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal No. 1 and in favor of Proposals No. 2 and No. 3. To our knowledge, no other matters will be presented at the Annual Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment. Most beneficial owners whose stock is held in street name receive voting instructions forms from their banks, brokers or other agents, rather than the Company’s proxy/voting instruction card. Beneficial owners may also be able to vote by telephone or the Internet. They should follow the instructions on the form they receive from their bank, broker, or other agent. The method of voting used will not limit a stockholder’s right to attend the Annual Meeting.

Who can attend the meeting?

Subject to space availability, all common stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting.  Since seating is limited, admission to the meeting will be on a first-come, first-served basis.  Registration and voting will begin at 11:30 a.m. CDT.  If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.  Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

Proxy Statement Mailing Information

The Securities and Exchange Commission permits the Company to deliver a single proxy statement and annual report to one address shared by two or more of the Company’s stockholders. This delivery method is referred to as “householding” and can result in cost savings for the Company. To take advantage of this opportunity, the Company delivers only one proxy statement and annual report to multiple stockholders who share an address. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please send your request in writing to the Company at the following address: Golfsmith International Holdings, Inc., Attn:  Investor Relations, 11000 N. IH-35, Austin, Texas 78753.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 5, 2008.

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Company’s Annual Meeting also are available on the Internet. The proxy statement and annual report to shareholders are available at:  http://investors.golfsmith.com/financials.cfm

Expenses of Solicitation

 The Company will pay the costs of preparing, printing and mailing this Notice of Annual Meeting of Stockholders and Proxy Statement, the enclosed proxy card and the Company’s 2008 Annual Report to Stockholders. We will also reimburse brokerage firms and others for reasonable expenses incurred by them in connection with their forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may also include the Internet, telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation.

Revocation of Proxies

 If you submit the enclosed proxy card, you may revoke it at any time before voting takes place at the Annual Meeting. There are three ways you can revoke your proxy: (1) deliver to the Secretary of the Company a written notice, dated later than the proxy you want to revoke, stating that the proxy is revoked; (2) deliver to the Secretary of the Company a signed proxy with a later date than the proxy you want to revoke; or (3) attend the Annual Meeting and vote in person. For this purpose, communications should be addressed to R. Scott Wood, Secretary, 11000 N. IH-35, Austin, Texas, 78753, and must be received before the time that the proxy you wish to revoke is voted. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a previously given proxy, you must contact that entity.

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

Proposal 1

ELECTION OF DIRECTORS

Our Board of Directors consists of ten members, five of whom are affiliated with First Atlantic Capital, Ltd.  (First Atlantic Capital is the management company of Atlantic Equity Partners III L.P., an investment fund that controls a majority ownership interest in us.)  Our amended and restated certificate of incorporation provides that members of our Board of Directors will be elected to one-year terms. The terms of each of our ten current directors will expire at the Annual Meeting.  Nine of our current directors have been nominated for reelection and one new director candidate has been nominated, each to serve until the next Annual Meeting or until a successor is elected and qualified.  In the case of a vacancy occurring on the Board of Directors during the year, the remaining members of the Board of Directors may elect another director as a replacement, may leave the vacancy unfilled or may reduce the number of directors.

A stockholder may (i) vote for the election of any one or more of the nominees, or (ii) withhold authority to vote for one or more of the nominees by so indicating on the proxy card. Your shares will be voted as you specify on the enclosed proxy card or as you instruct via the alternative voting procedure described on the proxy card. If you sign, date and return the proxy card without specifying how you want your shares voted, they will be voted for the election of the director nominees. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.

Required Vote

Directors are elected by a plurality of votes of the shares represented at the meeting and entitled to vote. The effects of abstentions and “broker non-votes” are discussed under “Information About the Meeting, Voting and Proxies.”

NOMINEES

The following table sets forth information as to each nominee for election, including his or her age (as of the Record Date), background and principal occupations:

	Principal Occupation, Business	Director
Name and Age	Experience and Directorships	Since
Martin E. Hanaka 59

Martin E. Hanaka has been our Chairman of our Board since April 2007 and became our President and Chief Executive Officer on June 18, 2008. From January 9, 2008 to June 18, 2008, he served as interim chief executive officer. Mr. Hanaka was the chairman of the board of The Sports Authority, Inc. from November 1999 until June 2004 and was its chief executive officer from September 1998 until August 2003. Mr. Hanaka joined The Sports Authority, Inc.’s board of directors in February 1998. From 1994-1997, Mr. Hanaka was president, chief operating officer and a director of Staples, Inc. Mr. Hanaka also serves on the board of governors of the Boys and Girls Club of America.

2007

Robert E. Allen 64	Robert E. Allen became a director in July of 2008 and serves on our Audit Committee. Mr. Allen was founder, and since 1982 has served as managing director of Redding Consultants. His non-consulting experience includes having been senior vice president of Emery Worldwide. Previously, Mr. Allen served as chief marketing officer of Genesco, Inc. (footwear, specialty retailing and apparel). Mr. Allen serves on the board of J. Roberts and Son. He is also a former board member of EDO Corporation, Pioneer Companies, Inc., Bic Corporation and Goodwin Biotechnology.	2008

Thomas Berglund 48	Thomas A. Berglund became a director in May of 2007 and has been a Managing Director of First Atlantic Capital, Ltd. since 2004. Prior to joining First Atlantic Capital, Ltd., Mr. Berglund had been a partner at Jupiter Partners, a middle-market private equity firm since 1994. He is currently a director of Precision Parts International.	2007

Roberto Buaron 62	Roberto Buaron became a director in October 2002 and serves on our Nominating Committee. Mr. Buaron has been the Chairman and Chief Executive Officer of First Atlantic Capital, Ltd. since he founded the firm in 1989. From 1986 to 1989, Mr. Buaron was a senior partner with Overseas Partners Inc., a New York middle market private equity firm.	2002

Glenda Chamberlain 55	Glenda Chamberlain became a director in August 2006 and is a member of our Audit and Compensation Committees. Ms. Chamberlain has been the Executive Vice President and Chief Financial Officer of Whole Foods Market, Inc. since 1988, and prior to that held various positions in public accounting, retail and business consulting. She also serves on the board of directors, for Credit Acceptance Corporation.	2006

James Grover 37	James Grover became a director in October 2002. Mr. Grover has been a Managing Director of First Atlantic since March 2007. Prior to that Mr. Grover served as a principal of First Atlantic since May 2004, as a Vice President from August 2000 until May 2004 and as an associate from July 1998 until August 2000. Mr. Grover is a director of Prestolite Electric, Inc., Precision Parts International, and Country Pure Foods, Inc.	2002

Thomas G. Hardy 63	Thomas G. Hardy became a director in October 2002. Mr. Hardy served as an operating partner for an affiliate of First Atlantic Capital, Ltd. between August 2004 and January 2009. Mr. Hardy served as the chairman of the board of trustees of the American University of Paris from May 2003 to May 2008 and presently serves as a member of the advisory board of Main Street Resources, a private equity fund specializing in small and medium sized management buy-outs since May 2002.	2002

Marvin E. Lesser 67	Marvin E. Lesser became a director in June 2006 and serves as Chairman of our Audit Committee. Mr. Lesser has been the Managing Partner of Sigma Partners, L.P., a private investment partnership, since 1993, and the President of Alpina Management, L.L.C., an investment advisor, since 2000. He is a director of USG Corporation and St. Moritz 2000 Fund, Ltd.	2006

James Long 66	James Long became a director in October 2002. Mr. Long has been a Senior Advisor of First Atlantic Capital, Ltd. since January 2005, and was previously a Managing Director of First Atlantic Capital, Ltd. since 1991. From 1970 to	2002

1975, Mr. Long was director of acquisitions for The Sperry and Hutchinson Company.

Emilio S. Pedroni 41

Mr. Pedroni is nominated to be a director starting at the Company’s Annual Meeting on May 5, 2009. Mr. Pedroni has been a principal of First Atlantic Capital, Ltd. since 2003. From 1999 to 2003, Mr. Pedroni was an engagement manager in the corporate finance and strategy group at McKinsey & Company, consulting to leading companies on corporate development (organic and through acquisitions), capital structure and organizational design. From 1996 to 1999, Mr. Pedroni was an executive director at CIBC World Markets, where he delivered investment and corporate banking solutions to the transportation, aerospace and defense industries. He previously worked as an associate in the Corporate Finance department at The Chase Manhattan Bank, assisting companies on a variety of merger and acquisitions, equity, debt and restructuring transactions. Mr. Pedroni received a graduate degree in Economics from Bocconi University in Milan, Italy in 1993.

Nominated

Noel Wilens 46

Noel Wilens became a director in October of 2002 and serves on our Compensation Committee and as chairman of our Nominating Committee. Mr. Wilens is not standing for reelection. Mr. Wilens joined First Atlantic Capital, Ltd. in May 2001 as a principal and left in February 2009 as a managing director. From October 1995 until May 2001, Mr. Wilens was a general partner of Bradford Equities Fund, L.L.C., a New York-based private equity firm. Mr. Wilens serves as a director of Prestolite Electric, Precision Parts International, and Country Pure Foods, LLC.

2002 (Not Standing For Reelection)

Beneficial ownership information for these individuals is shown under the heading “Security Ownership of Directors and Executive Officers” and is based on information furnished by the respective individuals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO ELECT MR. HANAKA, MR. ALLEN, MR. BERGLUND, MR. BUARON, MS. CHAMBERLAIN, MR. GROVER, MR. HARDY, MR. LESSER, MR. LONG AND MR. PEDRONI AS DIRECTORS FOR A ONE-YEAR TERM.

Proposal 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee recommends to the stockholders the ratification of the selection of Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for fiscal 2009. Ernst & Young has served as the independent registered public accounting firm for the Company since 1994.  A representative of Ernst & Young will be present at the Annual Meeting, may make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Pre-Approval Policy

The Audit Committee pre-approves and reviews audit services performed by Ernst & Young as well as the fees charged by Ernst & Young for such services. To avoid certain potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly-traded company from obtaining certain non-audit services from its independent registered public accounting firm. During fiscal 2007 and 2008, the Company did not engage Ernst & Young to provide any prohibited non-audit services and obtained such services as necessary from other service providers. For additional information concerning the Audit Committee and its activities with Ernst & Young, see “Report of the Audit Committee” and “Committees of the Board of Directors.” The Audit Committee pre-approved all audit services provided by Ernst & Young in fiscal 2008. In the future, the Company may engage Ernst & Young to provide certain permitted audit-related and non-audit services in accordance with applicable law.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to the Company for fiscal years ended January 3, 2009 and December 29, 2007, by Ernst & Young:

Audit Fees Table

	2008	2007

Audit fees	$388,750	$395,463
Audit-related fees	7,000	17,600
Tax fees (1)	17,367	43,940
All other fees	1,624	1,624

	$414,741	$458,627

(1) Tax services include professional services rendered for preparation of the Company's federal and state income tax returns and for tax consulting associated with regulatory tax agencies.

Our by-laws do not require that our stockholders ratify the appointment of our independent auditors. In the event the stockholders fail to ratify the appointment of Ernst & Young, the Audit Committee will consider the possible selection of other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent accounting firm at any time during the year if it feels that such a change would be in the best interest of the Company and its stockholders.

Required Vote

Ratification of Proposal No. 2 requires approval by the holders of a majority of the shares of common stock present at the Annual Meeting (either in person or by proxy).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

Proposal 3

APPROVAL OF THE FIRST AMENDMENT TO THE GOLFSMITH INTERNATIONAL HOLDINGS, INC. 2006 INCENTIVE COMPENSATION PLAN, INCREASING THE NUMBER OF SHARES THAT MAY BE AWARDED THEREUNDER FROM 1,800,000 TO 3,300,000.

Background

In June 2006, the Company adopted the Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan (the “2006 Plan”). Under the 2006 Plan, certain employees, members of the Board of Directors and third-party consultants may be granted options, stock appreciation rights (“SARs”), restricted stock grants, performance units and other stock-based awards. The total number of shares of common stock that may be issued under the 2006 Plan is 1,800,000.  The exercise price of options granted is equal to the value of the Company’s common stock on the date of grant and options generally vest over a period of five years with the term of each option no more than ten years from the date of grant.

On March 3, 2009 the Board of Directors of the Company adopted the First Amendment to the 2006 Plan (the “Amendment”) in the form attached as Appendix A to this Proxy Statement, subject to stockholder approval.  If approved by stockholders, the Amendment will increase the number of shares of Common Stock that may be issued under the 2006 Plan from 1,800,000 to 3,300,000.  The Board of Directors believes that it is in the best interest of the Company to be able to continue to provide to the persons who are responsible for the continued growth of the Company’s business an opportunity to acquire a proprietary interest in the Company, thereby creating an increased interest in and greater concern for the growth, success and welfare of the Company.

Stockholders are being asked to approve the Amendment to ensure that future incentive stock options issued under the 2006 Plan continue to qualify, if applicable, for favorable tax treatment to optionees under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Stockholder approval is also requested to ensure that certain awards made under the 2006 Plan qualify as performance-based compensation for purposes of Section 162(m) of the Code and to satisfy the stockholder approval requirements of the Nasdaq Global Market (“Nasdaq”) relating to compensation of Company officers. If the stockholders do not approve the Amendment at the Annual Meeting, the Amendment will be of no effect and the 2006 Plan will revert to its pre-amendment terms.

Required Vote

Approval of Proposal No. 3 requires approval by the holders of a majority of the shares of common stock present at the Annual Meeting (either in person or by proxy).

General Description of the 2006 Plan

Under the 2006 Plan we may issue or grant up to 1,800,000 options to purchase shares of our common stock, SARs, restricted stock grants, performance units and other stock-based awards to employees, members of our Board of Directors and third-party consultants.  We are seeking stockholder approval in this Proxy statement to increase the number of options to purchase shares of our common stock, SARs, restricted stock grants, performance units and other stock-based awards to employees, members of our Board of Directors and third-party consultants by 1,500,000 to a total of 3,300,000.  The exercise price of options granted is equal to the common stock share price on the date granted.  As of January 3, 2009, we had outstanding options to purchase 2,363,994 shares of our common stock under the 2006 Plan including a commitment to also issue 800,000 options to our chief executive officer upon approval by the stockholders of increasing the number of shares available under the 2006 Plan.

The Compensation Committee administers the 2006 Plan and may provide for the payment of dividend equivalents with respect to shares of common stock subject to an award. The Board of Directors may, subject to any legal limitations, exercise any powers or duties of the Compensation Committee concerning the 2006 Plan. The Compensation Committee will select eligible employees, directors and/or consultants of us and our subsidiaries or affiliates to receive options or other awards under the 2006 Plan and will determine the number of shares of common stock covered by those options or other awards and the terms under which options or other awards may be exercised. The Compensation Committee is authorized to interpret the 2006 Plan and awards and to accelerate the vesting or exercisability of awards subject to the limitations of the 2006 Plan. Holders of options, SARs, unvested restricted stock and other awards may not transfer those awards, unless they die or, except in the case of incentive stock options, the Compensation Committee determines otherwise.

If we undergo a change of control, the Compensation Committee may adjust outstanding awards by substituting stock or other securities of any successor or another party to the change of control transaction, or cash out outstanding options, SARs or other awards, in any such case, generally based on the consideration received by our stockholders in the transaction.

Subject to particular limitations specified in the 2006 Plan, the Board of Directors may amend or terminate the 2006 Plan, and the Compensation Committee may amend awards outstanding under the 2006 Plan. The 2006 Plan will continue in effect until all shares of the common stock available under the 2006 Plan are delivered and all restrictions on those shares have lapsed, unless the 2006 Plan is terminated earlier by the Board of Directors.  However, in no event may an award be granted under the 2006 Plan on or after ten years from the effective date.

Proposed Amendment

Subject to and contingent upon stockholder approval, the Amendment modifies the 2006 Plan as follows:

Increase in Maximum Share Limitation. The maximum number of shares of Common Stock reserved for issuance under the 2006 Plan will increase from 1,800,000 to 3,300,000.  As of January 3, 2009, under the 2006 Plan, there were in aggregate 2,363,994 Awards issued and outstanding and 223,816 authorized but unissued shares of Common Stock, including a grant to our chief executive officer of 800,000 options subject to stockholder approval, sought herein.  The proposed additional shares, if approved by stockholders, will increase the aggregate number of shares authorized but unissued under the 2006 Plan to 3,300,000 shares of Common Stock.

Certain Interests of Directors

In considering the recommendation of the Board of Directors with respect to the Amendment, stockholders should be aware that some members of the Board of Directors have certain interests which may present them with conflicts of interest in connection with such proposal. Specifically, Martin Hanaka, who is an employee of the Company, is eligible to participate in the 2006 Plan and will receive 800,000 of the 1,500,000 shares approved.  Upon his appointment as Chief Executive Officer, the Company granted Mr. Hanaka 1,000,000 options to buy common stock of the Company at an exercise price of $2.32, of which 800,000 shares were subject to subsequent approval of the stockholders of an increase in the number of shares available under the 2006 Plan.  Approval of this proposal will finalize the grant to Mr. Hanaka pursuant to his Employment Agreement.

Additionally, Non-Employee Directors, including Mr. Allen, Ms. Chamberlain, Mr. Hardy and Mr. Lesser are partially compensated with grants under the 2006 Plan.  The Board of Directors recognizes that adoption of the Amendment may benefit individual directors of the Company and their successors, but it believes that approval of the Amendment will strengthen the Company’s ability to continue to attract, motivate and retain qualified employees, officers and directors and advance the interests of the Company and its stockholders by encouraging key employees to make significant contributions to the long-term success of the Company. The Board of Directors believes that the Amendment is in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

REPORT OF THE AUDIT COMMITTEE

The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee operates under a written charter, a copy of which is attached to this Proxy Statement as Appendix B and is available in the Investor Relations section of the Company’s website at www.golfsmith.com, under “Corporate Governance.”

As of March 5, 2009, the Audit Committee was comprised of Robert E. Allen, Glenda Chamberlain and Marvin E. Lesser.  The Board of Directors has determined that each of the Audit Committee members are independent directors, as defined in Item 401(h) of Regulation S-K of the U.S. Securities and Exchange Commission (the “SEC”) and the rules of the Nasdaq Global Market (“Nasdaq”) and each qualify as “audit committee financial expert(s)” in accordance with SEC rules. Stockholders should understand that this designation is an SEC disclosure requirement related to the Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on any member of the audit committee any duties, obligations or liabilities that are greater than are generally imposed on them as members of the Audit Committee and the Board of Directors, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit function. Management has the primary responsibility for preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with applicable accounting standards, and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards in the United States. Members of the Audit Committee are not auditors, and their functions are not intended to duplicate or certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm.  Management represented to the Audit Committee that the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009, were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged With Governance.” The Audit Committee’s discussions with the independent registered public accounting firm were held both with and without management present, and included the scope of their respective audits, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence from management and the Company, and approved the fees for audit services provided by Ernst & Young. During fiscal 2008 and 2007, the Company did not engage Ernst & Young to provide any prohibited non-audit services in light of the possible effect of the performance of such services on the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended January 3, 2009, as filed with the SEC on March 3, 2009. Pursuant to the Audit Committee Charter, the Audit Committee recommends the selection of the Company’s independent registered public accounting firm for stockholder approval.

AUDIT COMMITTEE
Marvin E. Lesser, Chairman

Robert E. Allen
Glenda Chamberlain

GOVERNANCE OF THE COMPANY

Our Board of Directors takes corporate governance very seriously and is committed to sound corporate governance practices. Our Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company’s amended and restated bylaws (the “Amended and Restated Bylaws”), the Board of Directors is to consist of not fewer than five or more than thirteen directors. Our Board of Directors currently consists of ten directors. During 2008, the Board of Directors met seven times (not including committee meetings) and took action by written consent on two other occasions. Each of our directors attended greater than seventy five percent of all Board Meetings and committee meetings in 2008.  The Company does not have a policy on attendance at the annual meeting; however, six out of our ten directors attended the Annual Meeting in 2008.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Ethics for Senior Executives and Financial Officers, which applies to the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice President—Finance and Accounting Operations, Controller and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. Additionally, the Company has adopted a Code of Business Conduct and Ethics which applies to all directors, officers and employees. Copies of each of these codes are available in the Investor Relations section of the Company’s website at www.golfsmith.com, under “Corporate Governance.” The information on the Company’s website is not incorporated by reference in this Proxy Statement. The Company will disclose on a Form 8-K amendments to provisions of the Code of Ethics and the Code of Business Conduct and Ethics by posting such amendments on its website. In addition, any such amendments, as well as any waivers of the Code of Ethics for directors or executive officers, will be disclosed in a report on a Form 8-K.

INDEPENDENCE OF DIRECTORS

The Company is a “controlled company” under the Nasdaq corporate governance rules.  A “controlled company” is a company of which more than 50% of the voting power is held by an individual, group or another company. Based on a voting rights and stockholders’ agreement among Atlantic Equity Partners III L.P. (“Atlantic Equity Partners”), Carl Paul and Franklin Paul, Atlantic Equity Partners holds more than 50% of our voting power.  Among other things, the controlled company exemption eliminates the requirements that (1) a majority of the Board of Directors consist of independent directors, and (2) the Company establish a nominating committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purpose and responsibilities of the compensation committee.  The “controlled company” exemption does not modify the independence requirements for our Audit Committee. In addition, if the Company ceases to qualify as a “controlled company” in the future, the Board of Directors will be required to be composed of a majority of independent directors and the Compensation and Nominating Committees will be required to be composed entirely of independent directors within one year of the date that the Company ceases to be a “controlled company”.

Notwithstanding the controlled company exemption, the Board of Directors has determined that three of its ten members are independent directors in accordance with the requirements of Nasdaq. These requirements include a series of objective tests, including that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the rules of Nasdaq, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board of Directors reviewed and discussed information provided by the Board of Directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management. The Board of Directors has reviewed the independence of the current non-management directors under these standards and found Mr. Allen, Ms. Chamberlain and Mr. Lesser to be independent.

Mr. Hanaka, the Company’s Chief Executive Officer, serves on the Company’s Board of Directors.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has established a process to receive communications from stockholders.  Stockholders who wish to communicate with the Board of Directors, or individual directors, may send correspondence to them care of R. Scott Wood, Secretary of the Company, 11000 North IH-35, Austin, Texas, 78753.

The Board of Directors has instructed the Secretary to review all communications so received and to determine whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors will be forwarded promptly to the addressee. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the directors.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has designated an Audit Committee, a Compensation Committee and a Nominating Committee. The members of each committee are appointed by the Board of Directors and serve one-year terms.

Audit Committee

The Audit Committee currently consists of Mr. Allen, Ms. Chamberlain and Mr. Lesser (Chairman). Each member of the Audit Committee is an independent director, as defined in Item 401(h) of Regulation S-K of the SEC and Nasdaq rules.

All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise. The Company believes that Mr. Allen, Ms. Chamberlain and Mr. Lesser each meet the requirements for a financial expert under the Sarbanes-Oxley Act of 2002 and as defined by Item 401(h) of Regulation S-K of the SEC. The Company’s Board of Directors has adopted a charter setting forth the responsibilities of the Audit Committee, which include:

•                  retaining and terminating the Company’s independent auditor;

•                  discussing the scope and results of the audit with the independent auditor, and reviewing with management and the independent auditor the Company’s interim and year-end operating results;

•                  reviewing the adequacy of the Company’s internal controls and audit procedures; and

•                  approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by the independent auditor.

During 2008, the Audit Committee met six times, and all directors serving on the Audit Committee at the relevant meetings attended all of the meetings.  The responsibilities and activities of the Audit Committee are described in greater detail in “Report of the Audit Committee” and the Audit Committee charter, a copy of which is attached to this proxy as Appendix B and is also available in the Investor Relations section of the Company’s website at www.golfsmith.com, under “Corporate Governance.”

Compensation Committee

The Compensation Committee currently consists of Mr. Wilens (Chairman) and Ms. Chamberlain. The Company’s Board of Directors has adopted a charter setting forth the responsibilities of the Compensation Committee, which include:

•                  determining the compensation of the Chief Executive Officer based on the achievement of corporate objectives;

•                  reviewing and recommending approval of compensation of the Company’s executive officers;

•                  administering the Company’s equity incentive plans; and

•                  reviewing and making recommendations to the Company’s Board of Directors with respect to incentive compensation and equity plans.

During 2008, the Compensation Committee met four times and took action by written consent one time.  Each committee member attended all of the Compensation Committee meetings during 2008.   The Compensation Committee is governed by a written charter, a copy of which is available in the Investor Relations section of the Company’s website at investors.golfsmith.com, under “Corporate Governance.”

Report of the Compensation Committee

Disclosure under this section is not required for a smaller reporting company.

Compensation Committee Interlocks and Insider Participation

Disclosure under this section is not required for a smaller reporting company.

Nominating Committee

The Nominating Committee currently consists of Mr. Buaron, Mr. Hanaka and Mr. Wilens (Chairman). The Company’s Board of Directors has adopted a charter setting forth the responsibilities of the Nominating Committee, which include:

•                  developing and recommending criteria for selecting new directors and evaluating and recommending nominees to the Board of Directors;

•                  supervising the selection and composition of committees for the Board of Directors;

•                  evaluating the performance of the Board of Directors and of individual directors; and

•                  identifying and recommending to the Board of Directors individuals qualified to become executive officers of the Company.

The Nominating Committee met twice in 2008 and is governed by a written charter, a copy of which is available in the Investor Relations section of the Company’s website at investors.golfsmith.com, under “Corporate Governance.” Each committee member attended all of their Nominating Committee meetings during 2008.

DIRECTOR NOMINATION PROCESS

Directors may be nominated by the Board of Directors or by stockholders in accordance with the Company’s Amended and Restated Bylaws and consistent with the terms of the management rights agreement by and between the Company and Atlantic Equity Partners (the “Management Rights Agreement”), for so long as the Management Rights Agreement is in place. As a matter of course, the Nominating Committee reviews the qualifications of various persons to determine whether they represent good candidates for consideration for membership on the Board of Directors. The Nominating Committee reviews all proposed nominees for the Board of Directors, including those proposed by stockholders. The Nominating Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates. This process includes a review of the candidate’s character, judgment, experience, independence, understanding of our business or related industries and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating Committee selects qualified candidates and reviews its recommendations with the Board of Directors, which will decide whether to invite a candidate to be a nominee for election to the Board of Directors. The Company does not currently pay a fee to any third party to identify or assist in identifying or evaluating potential nominees. The Management Rights Agreement allows Atlantic Equity Partners to designate, after the Company ceases to be a controlled company under the rules of Nasdaq, a certain number of directors for nomination to the Board of Directors until Atlantic Equity Partners’ ownership falls below 10%.

   Upon notice of Mr. Wilen’s decision not to stand for reelection, Mr. Pedroni was nominated by Atlantic Equity Partners pursuant to the Management Rights Agreement.  The Nominating Committee and other members of the Board of Directors met and interviewed Mr. Pedroni, and reviewed and evaluated his qualifications to determine whether he represented a good candidate for consideration for membership on the Board of Directors. On February 25, 2009, the Nominating Committee met and recommended nomination of Mr. Pedroni to the Board of Directors. On March 3, 2009, the Board of Directors met and nominated Mr. Pedroni to stand for election in this Proxy.

   Stockholder recommendations for director candidates may be submitted to the Secretary of the Company at 11000 N. IH-35, Austin, Texas, 78753, and such recommendations will be forwarded to the Nominating Committee. Such nominations must be made in accordance with the provisions of the Company’s Amended and Restated Bylaws, including the requirement that they are received by the Secretary of the Company not less than 90 days prior to any meeting of stockholders called for the election of directors.

EXECUTIVE OFFICERS

Certain information concerning the Company’s executive officers is set forth below:

Martin E. Hanaka, age 59.  See “Proposals Submitted for Stockholder Vote — Proposal 1 — Election of Directors” for biographical information about Mr. Hanaka.

Virginia Bunte, age 43, resigned as Senior Vice President and Chief Financial Officer of the Company, effective March 3, 2009, to pursue other interests. Ms. Bunte joined us in 1995 and served as our Treasurer and Chief Financial Officer from January 2003, and as a Senior Vice President from February 2006 until her departure. From 1995 to 2003, Ms. Bunte served in various positions with us including Assistant Controller, Controller and Vice President — Finance.

Matthew Corey, age 42, joined us in November 2004 as our Vice President — Marketing, and was promoted to Senior Vice President — Marketing, Brand and New Business Development in February 2009. Prior to joining us, Mr. Corey served as Vice President — Marketing and eCommerce for The Bombay Company from April 2002 until November 2004 and prior to that as senior manager of marketing and operations, business development strategy and partnerships for The Home Depot, Inc. from October 1999 until February 2002.

Gillian Felix, age 40, joined us in August 2006 as our Vice President- Human Resources and was promoted to Senior Vice President — Human Resources and Guest Experience in October 2007. Prior to joining us Ms. Felix served as Vice President of Human Resources for Hoover’s Inc. between February 2005 and August 2006.   Ms. Felix served Vice President at NextLeft between October 2003 and November 2004.  Previously she held various management roles for Virgin Retail in London, United Kingdom and in the United States between June 1989 and September 2003.

Sue E. Gove, age 50, joined us in September 2008 as our Executive Vice President and Chief Operating Officer.  Upon Ms. Bunte’s departure from the Company in March 2009, Ms. Gove assumed additional responsibilities as interim Chief Financial Officer.  Prior to joining us, Ms. Gove was an independent consultant since April 2006, serving clients in specialty retail and private equity. She has been a member of the Board of Directors of AutoZone, Inc. since 2005. She was Executive Vice President and Chief Operating Officer of Zale Corporation from 2002 to 2006 and a member of the board of directors of Zale Corporation from 2004 to 2006. She was Executive Vice President, Chief Financial Officer of Zale Corporation from 1998 to 2002 and remained in the position of Chief Financial Officer until 2003.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

We currently qualify as a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. The following Compensation Overview is not comparable to the “Compensation Discussion and Analysis” that is required of SEC reporting companies that are not smaller reporting companies.

This Compensation Overview discusses the material elements of the compensation awarded to, earned by or paid to our executive officers, and the Compensation Committee’s role in the design and administration of these programs and policies in making specific compensation decisions for our executive officers, including officers who are considered to be “named executive officers” during our last fiscal year. Named executive officers consist of any individual who served as our Chief Executive Officer during 2008, and our two most highly compensated executive officers other than the Chief Executive Officer during 2008.  For fiscal 2008 under the smaller reporting company rules, our named executive officers are: James D. Thompson, former Chairman, President and Chief Executive Officer; Martin Hanaka, current Chairman, President and Chief Executive Officer; Virginia Bunte, former Senior Vice President, Chief Financial Officer and Treasurer; and Sue Gove, our Executive Vice President and Chief Operating Officer.

Objectives of Compensation Programs

The primary objective of our executive compensation program is to attract talented executives to our management team and to align management activities with the creation of long-term value for our stockholders. To achieve this goal, we utilize data from third-party compensation specialists to enhance our compensation plans in order to encourage and reward all employees for financial, personal and operating performance and leadership excellence.  Elements of compensation for our named executive officers and other key executives consist of: (a) annual base salary; (b) annual cash bonus based on achievement of clear corporate goals and personal performance; (c) stock-based compensation to align executive goals with stockholder value based on impact to the Company and personal performance; (d) perquisites and other personal benefits; and (e) severance benefits. We have employment agreements with our Chief Executive and Chief Operating Officers, and, prior to their resignations, had employment agreements with Ms. Bunte, former Chief Financial Officer, and Mr. Thompson, former Chief Executive Officer, detailing some of these compensation elements.

General Discussion of Executive Compensation

In deciding on the type and amount of compensation for each named executive officer, we focus on the market value of the role and current pay of the individual. We combine the compensation elements for each named executive officer in a manner we believe optimizes each named executive officer’s contribution to the Company.

In 2008, under the direction of the Compensation Committee, the Company completed a pay and grading study (the “Pay and Grading Study”) of each position in the Company in which it (a) evaluated the Company’s compensation philosophy as it relates to base and variable pay; (b) obtained updated industry data related to executive compensation in similar retail organizations and similarly-sized organizations by revenue, including the market for comparable positions with similar organizations in Austin, Texas; and (c) identified career groups, job families and roles for each position in the organization with associated pay bands for individuals at similar levels in the Company.  In gathering the information for this study, we utilized reports from Mercer Corp., Watson Wyatt, and Economic Research Institute (jointly, the “Compensation Surveys”) on executive and employee compensation. The data was compiled to show base and total cash compensation for each position; and median bonus targets as a percentage of base salary.  The Compensation Surveys used do not specify peer group companies, but include a broad range of companies.

In determining total compensation for our named executive officers, the Compensation Committee seeks to maintain total compensation for employees between the 50th and 75th percentile for each position as identified by the Pay and Grading Study.  On an annual basis, we benchmark our compensation structure against the Compensation Surveys to ensure we are competitive and to establish annual salary increases and equity grants, if any.  However, variations from this procedure may occur as dictated by the experience level of a specific individual or market factors, or upon the hiring of new executive officers, as described below under “Narrative Disclosure to Summary Compensation Table.”

Elements of Compensation

Our compensation program consists of four basic elements:

•                  base salary;

•                  annual cash bonus;

•                  stock-based compensation;

•                  perquisites and other personal benefits; and

•                  severance benefits.

These elements of compensation are largely allocated in accordance with the philosophy discussed above under “General Discussion of Executive Compensation.”  There is no pre-established policy or target for the allocation between cash and non-cash or short-term and long-term incentive compensation.  Rather, we review individual performance and intend to use information provided by Compensation Surveys to determine the appropriate level and mix of incentive compensation.  However, the Compensation Committee recognizes that the engagement of strong talent in critical functions may, at times, entail recruiting new executives and involve negotiations with individual candidates. As a result, the Compensation Committee may determine in a particular situation that it is in our best interest to negotiate compensation packages that deviate from the established norms and stated compensation design. The Compensation Committee took this approach twice in 2008 with respect to hiring Mr. Hanaka and Ms. Gove, as described below under “Narrative Disclosure to Summary Compensation Table — Material Terms of Employment of Chief Executive Officer and Chief Operating Officer.”

These elements of compensation, as applied in 2008, are described in more detail below under “Narrative Disclosure to Summary Compensation Table.”

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table summarizes the total compensation paid to or earned by our named executive officers in fiscal 2008.

					Nonequity
			Stock	Option	Incentive Plan	All Other
		Salary ($)	Awards ($)	Awards ($)	Compensation	Compensation $
Name and Principal Position	Year	(1)	(2)	(3)	($) (4)	(5)		Total ($)

Martin E. Hanaka	2008	$313,846	$377,000	$1,544,200	$—	$145,383	(6)	$2,380,429
Chairman of the Board of Directors, President and Chief Executive Officer

James D. Thompson	2008	18,750	—	—	—	753,354	(7)	772,104
Former Chairman of the Board of Directors, President and Chief Executive Officer	2007	403,580	—	214,200	—	2,250	(8)	620,030

Virginia Bunte	2008	207,000	—	58,192	18,630	6,769	(9)	290,591
Senior Vice President - Chief Financial Officer and Treasurer	2007	207,239	—	61,200	—	6,217	(9)	274,656

Sue E. Gove	2008	92,308	—	289,840	—	24,414	(10)	406,562
Executive Vice President and Chief Operating Officer

(1)

Amounts represent salary earned up to the date of employment with us in the case of Mr. Thompson.  Mr. Hanaka and Ms. Gove were hired in June 2008 and September 2008, respectively.  On February 17, 2009, Ms. Bunte gave notice of her resignation from her position effective March 3, 2009.  Following Ms. Bunte’s departure, Ms. Gove assumed all duties as interim chief financial officer.

(2)	Mr. Hanaka was granted 145,248 deferred stock units in connection with his appointment as interim chief executive officer in January 2008.

(3)

The amounts shown in this column represent the dollar amounts of compensation expense recognized in our audited consolidated financial statments related to the fair value of stock options granted in 2008 and prior fiscal years in accordance with SFAS 123(R).  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  These amounts reflect our accounting expense and do not correspond to the actual value that will be realized by the named executive officers.  See Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year ended January 3, 2009 for a discussion of the relevant assumptions.  Additional information regarding grants and awards is presented in the “Grants of Plan Based Awards” table.

(4)	The amount shown for Ms. Bunte represents her performance bonus under the 2008 Bonus Plan for the first and second quarters of fiscal 2008.

(5)	Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company of such perquisites and other personal benefits.

(6)

The amount shown for Mr. Hanaka represents (a) $67,500 in fees earned as the non-executive chairman of the Company’s Board of Directors prior to becoming the Company’s Chief Executive Officer, and (b) $77,883 for reimbursement of temporary residence and travel expenses to Austin, Texas pursuant to his employement agreement.

(7)

The amount shown for Mr. Thompson represents (a) $750,000 in severance payments and $3,166 in COBRA continuation premiums earned in connection with his termination in January 2008 that are to be paid in 21 installments through August 2009 pursuant to his employment agreement, and (b) $188 in the Company’s matching contribution to his 401(k) account.

(8)	The amount shown for Mr. Thompson represents the Company’s matching contribution to his (401)k account.

(9)	The amount shown for Ms. Bunte represents the Company’s matching contribution to her (401)k account.

(10)	The amount shown for Ms. Gove represents reimbursement of temporary residence and travel expenses to Austin, Texas pursuant to her employment agreement.

Narrative Disclosure to Summary Compensation Table

Material Terms of Employment Agreements

The Company has employment agreements with our Chairman, President and Chief Executive Officer, Mr. Hanaka, and our Executive Vice President and Chief Operating Officer, Ms. Gove, and had employment agreements with our former Chairman, President and Chief Executive Officer, Mr. Thompson, and former Chief Financial Officer, Ms. Bunte, prior to their resignations from the Company.

Mr. Hanaka

On June 13, 2008, the Company appointed its Chairman of the Board of Directors and interim Chief Executive Officer, Martin E. Hanaka, to the position of President and Chief Executive Officer. Mr. Hanaka had been the Company’s interim Chief Executive Officer since January 9, 2008 and had been with the Company since April 2007, serving as a director and Chairman of the Board.

Following the departure of our former Chief Executive Officer, Mr. Thompson, on January 9, 2008, the Compensation Committee retained Herbert Mines Associates, an executive search firm (the “Executive Search Firm”), to conduct a nationwide search for a new chief executive officer and to participate in establishing a compensation plan for the position.  The Executive Search Firm informed the Compensation Committee about the compensation ranges of executives in positions with similar responsibilities at comparable companies, and provided us with guidance as to how different skills and levels of experience impact those compensation ranges.  By using the information obtained from the Executive Search Firm, the Compensation Committee determined target compensation ranges for the chief executive officer position, taking into account any individual candidate’s particular skills and levels of experience. In specific circumstances, when making an offer to a new executive officer, the Compensation Committee also considered other factors, such as the amount of unvested compensation that the executive officer candidate had with his former employer. The Executive Search Firm then provided multiple candidates to the Compensation Committee and the Board of Directors to interview for the position.

Following the Annual Meeting on May 5, 2008, the Board of Directors began negotiating with Mr. Hanaka to make his interim assignment permanent. Since Mr. Hanaka was, prior to his appointment as full time Chief Executive Officer, the Chairman of the Compensation Committee, the Board of Directors negotiated the terms of Mr. Hanaka’s compensation through Mr. Wilens who was also a member of the Compensation Committee, as outlined below.

Mr. Hanaka’s employment agreement, entered into on June 13, 2008, extends for three years, with automatic successive one-year extensions unless terminated by either party. As provided in the employment agreement, Mr. Hanaka will receive (i) a minimum base salary of $600,000 per year; (ii) the potential to earn an annual bonus of up to 75 percent of his then-current base salary based on the Company’s attainment of financial targets; (iii) the grant of a stock option to purchase 1,000,000 shares of common stock of the Company at an exercise price of $2.33 per share (which was the closing price of the common stock on the date of the employment agreement) vesting in five equal annual installments (however, vesting with respect to 800,000 shares is subject to approval by the Company’s stockholders of an increase in the number of shares available under the Company’s 2006 Plan by at least an equal number of shares; we are seeking such stockholder approval in this Proxy Statement pursuant to Proposal No. 3); (iv) payment of or reimbursement for reasonable residential rental and living expenses incurred for Mr. Hanaka’s residence in the Austin, Texas metropolitan area and reasonable airfare incurred for business purposes and commuting up to once per week between Austin, Texas and his primary residence in Fort Lauderdale, Florida during the term of the employment agreement; and (v) other benefits, such as participation in the 401(k) retirement savings plan, health and disability insurance, as well as four weeks paid vacation, reimbursement of business expenses and indemnification and liability insurance on the same basis as other officers of the Company.

The employment agreement further provides that, if, prior to a “change of control,” the Company’s Board of Directors terminates Mr. Hanaka’s employment without “cause” or cancels an automatic extension of his employment term, or Mr. Hanaka resigns for “good reason”, as those terms are defined in the employment agreement, Mr. Hanaka will be entitled to receive (i) a prorated bonus for the fiscal year in which his employment terminates, and (ii) severance payments totaling 200 percent of an amount equal to his then-current base salary, payable in equal installments in accordance with customary payroll procedures during a two-year period, commencing within 60 days following the date his employment is terminated. The employment agreement further provides that, if, on or after a change of control, the Company’s Board of Directors terminates Mr. Hanaka’s employment without cause or cancels an automatic extension of his employment term, or Mr. Hanaka resigns under any circumstances, Mr. Hanaka will be entitled to receive (i) a prorated bonus for the fiscal year in which his employment terminates, and (ii) severance payments totaling 200 percent of an amount equal to the sum of his then-current base salary plus his then-current maximum annual bonus payable in equal installments in accordance with customary payroll procedures during a two-year period, commencing within 60 days following the date his employment is terminated. In each such case, Mr. Hanaka is entitled to Company-paid health care continuation coverage premiums for himself and his dependents for two years following such termination of employment. In the case of a change of control event, the stock option shall become fully exercisable. In the event of death or disability, Mr. Hanaka (or his beneficiary) will be entitled to receive a prorated annual bonus for the fiscal year in which his employment is terminated and Company-paid health care continuation coverage premiums for Mr. Hanaka and his dependents for one year following such termination of employment. To receive these severance and post-termination benefits, Mr. Hanaka or his legal representative is required to execute a general release of claims against the Company and its affiliates. In addition, in the event of Mr. Hanaka’s death prior to all of his stock options becoming fully exercisable, in addition to any stock options that are otherwise exercisable, options to purchase 200,000 of the common stock will become exercisable.

Mr. Hanaka’s employment agreement also contains restrictive covenants which generally prohibit Mr. Hanaka from (a) disclosing the Company’s trade secrets and confidential information, or (b) during his employment term and for the two-year period following termination of employment (1) soliciting on behalf of a competing business the Company’s customers, (2) soliciting the Company’s employees or (3) engaging in any competing business.

In 2008, pursuant to his employment agreement, Mr. Hanaka received $313,846 in base salary, stock options to purchase 1,000,000 shares of the Company’s common stock, valued at $1,544,200, and $77,883 as reimbursement for temporary residence and travel expenses resulting from his relocation to Austin, Texas in connection with his full-time employment by the Company.  Additionally, prior to his becoming an employee, we paid Mr. Hanaka $67,500 in director fees for his service as Chairman of our Board of Directors and interim Chief Executive Officer pursuant to our Non-Employee Director Compensation Plan described below.

Ms. Gove

The Compensation Committee negotiated with Ms. Gove through Mr. Hanaka in September 2008 when hiring her as our Executive Vice President and Chief Operating Officer.  The Company had retained the Executive Search Firm to find a chief operating officer in early 2007, received compensation recommendations and interviewed several candidates, including Ms. Gove, but called off the search following the departure of Mr. Thompson.  Mr. Hanaka contacted Ms. Gove following his appointment and negotiated the terms under which she would join the Company in the fall of 2008.  Based upon Ms. Gove’s background, education, experience and prior compensation, the Compensation Committee and the Board of Directors approved the following terms of Ms. Gove’s compensation.

Ms. Gove’s employment agreement, entered into on September 29, 2008, extends for three years, with automatic successive one-year extensions unless terminated by either party. As provided in the employment agreement, Ms. Gove will receive (i) a minimum base salary of $400,000 per year; (ii) the potential to earn an annual bonus of up to 75 percent of her then-current base salary based on the Company’s attainment of such financial targets as are established by the Board of Directors of the Company; (iii) the grant of a stock option to purchase 200,000 shares of common stock of the Company at an exercise price of $2.50 (which is the date of the employment agreement) vesting in five equal annual installments; (iv) payment of or reimbursement for reasonable residential rental and living expenses incurred for Ms. Gove’s temporary residence in the Austin, Texas metropolitan area and reasonable airfare incurred for business purposes and commuting up to once per week between Austin, Texas and her primary residence in Dallas, Texas for up to one year until her relocation to the Austin area; and (v) other benefits, such as participation in the 401(k) retirement savings plan, health and disability insurance, as well as four weeks paid vacation, reimbursement of business expenses and indemnification and liability insurance on the same basis as other officers of the Company. On May 15, 2009, if she continues to be employed by the Company, Ms. Gove’s will receive: (vi) an increase of $50,000 to annual base salary for a total of $450,000 per year; (vii) a $50,000 retention bonus as defined in the agreement; and (viii) a grant of a stock option to purchase 100,000 shares of common stock of the Company at an exercise price of the Company’s stock on that date.

The employment agreement further provides that, if, prior to a “change of control,” the Company’s Board of Directors terminates Ms. Gove’s employment without “cause” or cancels an automatic extension of her employment term, or Ms. Gove resigns for “good reason”, as those terms are defined in the employment agreement, Ms. Gove will be entitled to receive (i) her earned but unpaid base salary and earned but unpaid annual bonus for any completed fiscal year; (ii) her prorated annual bonus for the fiscal year in which her employment is terminated; and (iii) severance payments totaling 50 percent, 100 percent or 200 percent of an amount equal to her then-current base salary, depending on the date of termination, payable in equal installments in accordance with customary payroll procedures during a 6-month, 12-month or 24-month period, respectively, commencing no later than 60 days following the date her employment is terminated, or until she accepts other employment, whichever is sooner. If, on or following the occurrence of a “change of control,” the Company’s Board of Directors terminates Ms. Gove’s employment without “cause” or cancels an automatic extension of her employment term, or Ms. Gove resigns for “good reason”, Ms. Gove will be entitled to receive (i) her earned but unpaid base salary and earned but unpaid annual bonus for any completed fiscal year; (ii) her prorated annual bonus for the fiscal year in which her employment is terminated; and (iii) an amount equal to 200 percent of her then current total annual base salary, payable in equal installments in accordance with customary payroll procedures during a 24-month period, commencing no later than 60 days following the date her employment is terminated, or until she accepts other employment, whichever is sooner. In each such case Ms. Gove is entitled to Company-paid health care continuation coverage premiums for herself and her dependents for up to two years following such termination of employment, depending on the date of termination, or until she accepts other employment, whichever is sooner. If Ms. Gove’s employment is terminated following a “change of control”, the stock option shall become fully exercisable. In the event of death or disability, Ms. Gove (or her beneficiary) will be entitled to receive a prorated annual bonus for the fiscal year in which her employment is terminated and Company-paid health care continuation coverage premiums for Ms. Gove and her dependents for one year following such termination of employment. To receive these severance and post-termination benefits, Ms. Gove or her legal representative is required to execute a general release of claims against the Company and its affiliates.

Ms. Gove’s employment agreement also contains restrictive covenants which generally prohibit Ms. Gove from (i) disclosing the Company’s trade secrets and confidential information; or (ii) during her employment term and for the two-year period following termination of employment (a) soliciting on behalf of a competing business the Company’s customers, (b) soliciting the Company’s employees or (c) engaging in any competing business.

In 2008, pursuant to her employment agreement, Ms. Gove received $92,308 in base salary, stock options to purchase 200,000 shares of the Company’s common stock, valued at $289,840, and $24,414 as reimbursement for temporary residence and travel expenses resulting from her relocation to Austin, Texas in connection with her employment by the Company.

Mr. Thompson

The amended and restated employment agreement with our former Chief Executive Officer, Mr. Thompson, terminated upon his resignation in January 2008 and we have no further liability thereunder.

Prior to his resignation in January 2008, Mr. Thompson was compensated under his amended and restated employment agreement entered in May 2006.  Under the amended and restated employment agreement, Mr. Thompson served as our President and Chief Executive Officer with the powers normally and customarily associated with such positions in a company of similar size and operating in a similar industry. The initial term of Mr. Thompson’s employment agreement was one year, with automatic successive one-year extensions unless terminated by either party. Mr. Thompson’s base salary was $375,000 for fiscal 2008, including a possible annual bonus based upon attainment of certain predefined financial targets for that fiscal year.  The Board of Directors had the right to terminate Mr. Thompson’s employment at any time with or without cause. If Mr. Thompson was terminated without cause, or resigned for good reason, as those terms were defined in the employment agreement, he was entitled to receive his earned but unpaid base salary and earned but unpaid bonus for any completed year, plus 200 percent of his current annual base salary, the earned pro rata bonus for the year of termination, and payment by us of his and his dependents’ healthcare continuation coverage premiums for two years following his termination, or, if earlier, until he was eligible for coverage under another substantially equivalent plan, and his options under the 2002 Incentive Stock Plan would continue to vest following termination. This obligation would remain in effect even if Mr. Thompson accepted other employment. Mr. Thompson had the right to terminate his employment with us at any time with or without good reason. Should Mr. Thompson’s employment have been terminated for cause, or if he had resigned without good reason, he would have had the right to receive his earned but unpaid salary up to the date of termination and earned but unpaid bonus for any completed year. The Board of Directors also had the right to terminate Mr. Thompson’s employment on or after the date he had a disability.  While employed by us and thereafter until the end of the restricted period, Mr. Thompson could not be employed by or operate a competing business, and Mr. Thompson could not solicit certain of our officers, employees and independent contractors, as such terms were defined in the employment agreement.

In 2008, pursuant to his employment agreement, Mr. Thompson received $18,750 in base salary.

Upon Mr. Thompson’s resignation in January 2008, the Company and Mr. Thompson negotiated a Separation Agreement under which the Company provided Mr. Thompson with benefits over the two year severance period to which he would have been entitled upon his resignation for good cause or termination without cause under his amended and restated employment agreement, consisting of: (i) 200 percent of Mr. Thompson’s then current annual base salary, or $750,000, payable in 21 installments, with one payment equal to three months salary to be made within one week of his execution of the settlement agreement and release, and the remaining amount in equal bi-weekly payments;  (ii) Mr. Thompson’s earned pro rata bonus for fiscal 2008;  (iii) all then-outstanding options to acquire the Company’s common stock that were previously granted to Mr. Thompson under the Company’s equity incentive plans would continue to vest following in accordance with their then-current vesting schedules; and (iv) continued health insurance coverage or COBRA continuation coverage premium payments payable by the Company for Mr. Thompson and his dependents for the earlier of two years and the date that he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Ms. Bunte

The amended and restated employment agreement with our former Chief Financial Officer, Ms. Bunte, terminated upon her resignation effective March 3, 2009 and we have no further liability thereunder.  During 2008, Ms. Bunte was compensated pursuant to the employment agreement then in force.

Prior to her resignation in March 2009, Ms. Bunte was compensated under her amended and restated employment agreement entered in May 2006.  Under the employment agreement, Ms. Bunte served as our Senior Vice President, Chief Financial Officer and Treasurer with the powers normally and customarily associated with such positions in a company of similar size and operating in a similar industry. The initial term of Ms. Bunte’s employment agreement was one year, with automatic successive one-year extensions unless terminated by either party. Ms. Bunte’s base salary was $207,000 for fiscal 2008, including a possible annual bonus based upon attainment of financial targets for that fiscal year.  The Board of Directors had the right to terminate Ms. Bunte’s employment at any time with or without cause. If Ms. Bunte was terminated without cause, or resigned for good reason, as those terms were defined in the employment agreement, she was entitled to receive her earned but unpaid base salary and earned but unpaid bonus for any completed year, plus 200 percent of her then current annual base salary, the earned pro rata bonus for the year of termination, and payment by us of her and her dependents’ healthcare continuation coverage premiums for two years following her termination, or, if earlier, until she is eligible for coverage under another substantially equivalent plan, and her options under the 2002 Incentive Stock Plan would continue to vest following termination. Those obligations would remain in effect even if Ms. Bunte accepted other employment. Ms. Bunte had the right to terminate her employment with us at any time with or without good reason. Should Ms. Bunte’s employment have been terminated for cause, or if she had resigned without good reason, she would have had the right to receive her earned but unpaid salary up to the date of termination and earned but unpaid bonus for any completed year. The Board of Directors also had the right to terminate Ms. Bunte’s employment on or after the date she had a disability. While employed by us and thereafter until the end of the restricted period, Ms. Bunte could not be employed by or operate a competing business, and Ms. Bunte could not solicit certain of our officers, employees and independent contractors, as such terms were defined in the employment agreement.

In 2008, pursuant to her employment agreement, Ms. Bunte received $207,000 in base salary and a non-equity performance bonus of $18,630 as described below under “Annual Cash Bonus.”

Upon Ms. Bunte’s resignation effective March 3, 2009, the Company and Ms. Bunte negotiated a Separation Agreement under which the Company will provide Ms. Bunte with the benefits over a two year severance period to which she would have been entitled upon her resignation for good cause or termination without cause under her amended and restated employment agreement, consisting of: (i) continued payment of Ms. Bunte’s current annual base salary through March 3, 2010 payable in 26 equal installments consistent with the Company’s standard bi-weekly payroll practices. After March 4, 2010, if Ms. Bunte has not previously accepted other employment, continuation of Ms. Bunte’s current annual base salary through March 4, 2011. In the event that Ms. Bunte accepts other employment, the severance payments shall be offset by the total amount of any monies Ms. Bunte earns during the severance period; provided further, that if the total amount of any monies earned or received from another company is the equivalent of Ms. Bunte’s severance payments or greater, the Company’s obligation to pay the severance payments shall cease; (ii) all then-outstanding options to acquire the Company’s common stock that were granted to Ms. Bunte under the Company’s 2002 equity incentive plan shall continue to vest following their then-current vesting schedules; and (iii) continued health insurance coverage or COBRA continuation coverage premium payments payable by the Company for Ms. Bunte and her dependents for the earlier of two years and the date that she is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Base Salary

We believe base salaries are an essential element of a competitive compensation program to attract and retain qualified executives.  In 2008, we paid our named executive officers in accordance with the terms of their employment agreements.

Annual Cash Bonus

We believe the payment of cash bonuses provides meaningful incentives, rewards performance that benefits our business and is consistent with creation of stockholder value.  Our annual bonuses are designed to be earned and paid to our named executive officers at the discretion of our Compensation Committee. Any potential annual bonuses are based upon achievement of earnings before interest, taxes, depreciation and amortization (EBITDA) targets.  The Company’s Compensation Committee may exercise full discretion to award or withhold any and all annual bonus compensation without regard to attainment or non-attainment of relevant performance goals.

On February 27, 2008, the Compensation Committee approved a cash bonus plan for our employees, including our named executive officers, for fiscal 2008 (the “2008 Bonus Plan”). The 2008 Bonus Plan was intended to assist us in attracting, retaining and motivating executive officers and key employees, and to reward them for assisting in achievement of our operational and strategic goals during fiscal 2008. The 2008 Bonus Plan was adopted to provide an outcome-based annual cash incentive to executive officers and key employees. Payments under the 2008 Bonus Plan, if any, were contingent upon our achievement of certain corporate objectives, as well as the employee’s continued employment with us on the date of payment. The payment date for executive officers was August 2008.

Under the 2008 Bonus Plan, bonuses were tied to the achievement of specific earnings targets based on earnings before interest, tax, depreciation and amortization (“EBITDA”).  The Company believes that Instruction 4 to Item 402(b) of Regulation S-K is applicable to the specific EBITDA targets because such disclosure would cause competitive harm to the Company as the financial targets involve confidential information related to the Company’s profit and strategic targets. The Company believed that, given the general economic conditions and slow growth in the retail golf market, it would be difficult for the executive officers to obtain the target bonus in fiscal 2008.  Upon achieving the EBITDA target, each named executive officer would receive an annual bonus pursuant to the terms of his or her employment agreement.

The Company achieved an EBITDA target in the first and second quarters of fiscal 2008, but not in the third or fourth quarters or for fiscal 2008 overall.  Ms. Bunte was the only named executive officer employed and eligible to receive a potential bonus under the 2008 Bonus Plan for the first and second quarters of fiscal 2008, pursuant to which she received a cash bonus of $18,630. Mr. Hanaka declined any bonus compensation under the 2008 Bonus Plan.

Notwithstanding the foregoing, while it did not do so in 2008, the Committee retains full discretion in any given fiscal year to grant additional bonuses and may decide to award or withhold an award for an individual based upon overall Company performance or upon such individuals’ personal performance during the year.

On January 28, 2009, the Compensation Committee of the Board of Directors approved a cash bonus plan for 2009 (the “2009 Bonus Plan”) for certain eligible officers of the Company, similar to the 2008 Bonus Plan.  Under the 2009 Bonus Plan, if the EBITDA target is not achieved as specified below, none of the eligible officers will be entitled to a bonus.  If the “threshold” or “target” level of EBITDA is achieved, each eligible officer will be entitled to a cash bonus based on a percentage of such eligible officer’s base salary as follows:

	Potential Annual Cash Bonus as a Percentage of 2009 Base Salary
Position	“Threshold”	“Target”
Chief Executive Officer	50%	100%
Chief Operating Officer	37.5%	75%
Chief Financial Officer	25%	50%
Senior Vice President	25%	50%
Vice President	17.5%	35%

Achievement of the targeted EBITDA financial results produces an award pool sufficient to pay bonuses at these levels. Actual award pools range as shown above, based on calculated performance and subject to adjustment by the Compensation Committee. In the event that the Company exceeds the EBITDA Target, each Eligible Officer will be eligible to receive a proportionate increase in his or her cash bonus. Under the 2009 Bonus Plan, 30 percent of the cash bonus is earned and paid out based on the Company’s performance in each of the first and second half of the year, respectively.  The remaining 40 percent of the potential cash bonus is earned based upon the Company’s performance over the entire fiscal year and will be paid out in the first quarter of 2010.

Stock-based Compensation

We believe stock-based compensation provides appropriate long-term incentives to our executives and other employees align their interests with those of our other equity holders.  We grant stock-based compensation pursuant to our 2002 Incentive Stock Plan and 2006 Incentive Compensation Plan described below.  The Compensation Committee considers and grants options to our executives and employees at regularly scheduled meetings. The exercise price of our options is the closing price of our common stock on the date of the grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table contains information concerning equity awards as of January 3, 2009, for each named executive officer:

	Option Awards					Stock Awards
			Equity Incentive
	Number of	Number of	Plan Awards:				Market	Equity Incentive		Equity Incentive Plan
	Securities	Securities	Number of			Number of	Value of	Plan Awards:		Awards: Market or
	Underlying	Underlying	Securities			Shares or	Shares or	Number of		Payout Value of
	Unexercised	Unexercised	Underlying	Option		Units of	Units of	Unearned Shares,		Unearned Shares,
	Options (#)	Options (#)	Unexercised	Exercise	Option	Stock That	Stock That	Units or Other		Units or Other Rights
	Exercisable	Unexercisable	Unearned Options	Price	Expiration	Have Not	Have Not	Rights That Have		That Have Not Vested
Name	(1)	(2)	(#)	($)	Date	Vested (#)	Vested ($)	Not Vested (#)		($)

Mr. Hanaka	—	1,000,000	—	$2.32	6/13/18	—	$—	161,377	(4)	$—

Mr. Thompson (3)	175,453	—	—	$6.84	6/16/13	—	$—	—		$—
	70,000	—	—	6.26	8/20/17	—	—	—		—
	245,453	—

Mrs. Bunte (3)	30,002	9,475	—	$6.84	6/16/13	—	$—	—		$—
	4,000	16,000	—	6.26	8/20/17	—	—	—		—
	—	40,000	—	2.21	5/9/18	—	—	—		—
	34,002	65,475

Mrs. Gove	—	200,000	—	$2.50	9/29/18	—	$—	—		$—

(1)

The amounts set forth in this column reflect the number of shares underlying time-based options that are vested that were granted under the 2002 and 2006 Plans. Stock options issued under the 2006 Plan vest and become exercisable in a series of installments, with 20% on the first anniversary of the date of grant and the remaining portion in equal annual installments over the remaining four years. With the exception of the November 15, 2005 option grant, in which options issued vested immediately at the date of grant, options issued prior to the IPO under the 2002 Plan were initially subject to a seven-year vesting period based on the Company’s attainment of financial goals, with complete vesting upon the seventh anniversary of the grant date. In connection with the Company’s IPO, the vesting provisions for the aforementioned options were modified to accelerate vesting of the underlying stock options, such that the options vested and became exercisable in a series of installments, with 20% on the first anniversary of the date of grant and the remaining portion in equal annual installments over the remaining four years on the anniversary of the IPO, or June 15.

(2)	The amounts set forth in this column reflect the number of shares underlying time-based options that are not vested that were granted under the 2002 and 2006 Plans.

(3)

Unvested stock options issued to Mr. Thompson remain outstanding and continue to vest under the original vesting schedule as described in footnote (1) above. On February 17, 2009, Mrs. Bunte resigned from her position as chief financial officer effective March 3, 2009, at which time outstanding unvested options issued under the 2006 Plan forfeited and unvested options issued under the 2002 Plan remained outstanding and continue to vest under the original vesting schedule as described in footnote 1 above.

(4)

Represents 100,000 DSUs granted to Mr. Hanaka in March 2008 in connection with his appointment as interim Chief Executive Officer, an additional 45,248 DSUs granted in May 2008 for being a member of our Board of Directors, and 16,128.7 other DSUs granted in 2007.

GRANTS OF PLAN-BASED AWARDS

The following table contains information concerning all plan based awards for each named executive officer:

									All Other	All Other
									Stock Awards:	Option Awards:	Exercise or	Grant Date
									Number of	Number of	Base Price	Fair Value
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares	Securities	of Option	of Stock
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			of Stock or	Underlying	Awards	and Option
Name		Grant Date (1)	Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	($/Sh)	Awards ($) (4)

Mr. Hanaka	(1)	3/7/08	—	—	—	—	—	—	100,000	—	—	—
	(1)	5/9/08	—	—	—	—	—	—	45,249	—	—	—
	(2)	6/13/08	—	—	—	—	—	—	—	1,000,000	2.32	1,544,200
	(3)	12/30/07	—	450,000	450,000	—	—	—	—	—	—	—

Mr. Thompson	(3)	12/30/07	—	243,750	585,000	—	—	—	—	—	—	—

Mrs. Bunte	(2)	5/9/08	—	—	—	—	—	—	—	40,000	2.21	58,192
	(3)	12/30/07	—	103,500	227,700	—	—	—	—	—	—	—

Mrs. Gove	(2)	9/29/08	—	—	—	—	—	—	—	200,000	2.50	289,840
	(3)	12/30/07	—	300,000	300,000	—	—	—	—	—	—	—

(1)

The amounts set forth in these rows under the column “All Other Stock Awards: Number of Shares of Stock or Units” represents 100,000 DSU’s granted to Mr. Hanaka in March 2008 in connection with his appointment as interim chief executive officer and an additional 45,248 DSU’s granted in May 2008 for being a member of our Board of Directors.

(2)

The amounts set forth in these rows under the column “All Other Option Awards: Number of Securities Underlying Options” for each of the NEOs reflect the number of option awards issued under the 2006 Plan.  Amounts for Mr. Hanaka and Mrs. Gove, represent stock options issued in connection with their appointment as chief executive officer and chief operating officer in June 2008 and September 2008, respectively.

(3)

The amounts set forth in these rows under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent the threshold, target and maximum bonus potential under the 2008 Bonus Plan.

(4)

The grant date fair value is the value of awards granted in 2008 as determined in accordance with FAS 123(R).  See Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year ended January 3, 2009 for a discussion of the relevant assumptions.

Grants

Equity grants for employees and officers in fiscal 2008 were determined generally based on an his or her position in the Company or pursuant to employment agreements described above.  These grants vest in 20 percent increments over five years, and no shares vest before the one-year anniversary of the grant.  We spread the vesting over a five-year period to compensate executives for their contributions over time. From time to time, as we modified our capital structure in the past, we granted additional options to maintain ownership levels or to provide retention incentives for executives.

In fiscal 2008, Mr. Hanaka and Ms. Gove each received stock-based compensation in the form of stock options upon entering into their respective employment agreements. In addition, Mr. Hanaka was granted 145,428 deferred stock units in connection with his appointment as interim Chief Executive Officer in January 2008.  Ms. Bunte received 40,000 stock options in fiscal 2008 based on her position as a Senior Vice President and Chief Financial Officer at a regularly scheduled Compensation Committee meeting.

In fiscal 2009, the Compensation Committee has approved an option grant matrix, establishing ranges for new-hire and renewal option grants for each level of employee within our Company eligible to receive stock-based compensation. The equity matrix was established at levels recommended by management and reviewed by the Compensation Committee. In evaluating management’s new-hire and renewal award recommendations for officer-level employees, and establishing appropriate ranges, the Compensation Committee utilized the Compensation Surveys and the Pay and Grading Study. The matrix is reviewed for adjustment annually.

In the future, our Compensation Committee and Board of Directors may consider awarding additional or alternative forms of equity incentives, such as SARs, restricted stock awards, restricted stock units, performance unit awards, performance share awards, cash-based awards and other stock-based awards under our 2006 Plan.

Additionally, due to the overall economy and consumer spending, the Compensation Committee is currently reconsidering the amount and nature of equity awards to be granted in fiscal 2009 should the Company achieve its financial targets.

Equity Compensation Arrangements

— 2002 Incentive Stock Plan

In 2002, we adopted our 2002 Incentive Stock Plan (the “2002 Plan”). Under the 2002 Plan, certain employees, members of our Board of Directors and third-party consultants may be granted options to purchase shares of our common stock, stock appreciation rights (“SARs”) and restricted stock grants. Options are exercisable and vest in accordance with each option agreement. As of January 3, 2009, we had outstanding options to purchase 540,943 shares of our common stock under this plan. Following the adoption of our 2006 Plan, we have not and do not intend to grant any more options under our 2002 Plan, although options previously granted under the 2002 Plan will remain outstanding and subject to its terms.

Options, stock grants and SARs granted under the 2002 Plan will accelerate and become fully vested in the event we are acquired or merge with another company. In addition, our Board of Directors may, upon a change in control, cancel the options, stock grants or SARs, but only after providing the optionees or grantees with a reasonable period to exercise his or her options or SARs or take appropriate action to receive stock subject to any stock grants. Under the 2002 Plan, our Board of Directors will not be permitted, without the adversely affected optionee’s or grantee’s prior written consent, to amend, modify or terminate our stock plan if the amendment, modification or termination would impair the rights of optionees or grantees. The plan will terminate in 2012 unless terminated earlier by our Board of Directors.

— 2006 Incentive Compensation Plan

The Board of Directors adopted the 2006 Plan effective June 16, 2006.  Under the 2006 Plan, we may issue or grant up to 1,800,000 options to purchase shares of our common stock, SARs and restricted stock grants or performance units to employees, members of our Board of Directors and third-party consultants.  We are seeking stockholder approval in this Proxy statement to increase the number of options to purchase shares of our common stock, SARs and restricted stock grants or performance units to employees, members of our Board of Directors and third-party consultants by 1,500,000 to a total of 3,300,000.  The exercise price of options grated is equal the common stock share price on the date granted.  As of January 3, 2009, we had outstanding options to purchase 2,363,994 shares of our common stock under the 2006 Plan including a commitment to issue 800,000 options to our Chief Executive Officer upon approval by the stockholders of increasing the number of shares available under the 2006 Plan.

The Compensation Committee administers the 2006 Plan and may provide for the payment of dividend equivalents with respect to shares of common stock subject to an award.  The Board of Directors may, subject to any legal limitations, exercise any powers or duties of the Compensation Committee concerning the 2006 Plan. The Compensation Committee will select eligible employees, directors and/or consultants of us and our subsidiaries or affiliates to receive options or other awards under the 2006 Plan and will determine the number of shares of common stock covered by those options or other awards, the terms under which options or other awards may be exercised. The Compensation Committee is authorized to interpret the 2006 Plan and awards and to accelerate the vesting or exercisability of awards subject to the limitations of the 2006 Plan. Holders of options, SARs, unvested restricted stock and other awards may not transfer those awards, unless they die or, except in the case of incentive stock options, the Compensation Committee determines otherwise.

If we undergo a change of control, the Compensation Committee may adjust outstanding awards by substituting stock or other securities of any successor or another party to the change of control transaction, or cash out outstanding options, SARs and other awards, in any such case, generally based on the consideration received by our stockholders in the transaction.

Subject to particular limitations specified in the 2006 Plan, the Board of Directors may amend or terminate the 2006 Plan, and the Compensation Committee may amend awards outstanding under the 2006 Plan. The 2006 Plan will continue in effect until all shares of the common stock available under the 2006 Plan are delivered and all restrictions on those shares have lapsed, unless the 2006 Plan is terminated earlier by the Board of Directors.

Perquisites and Other Personal Benefits

The Company maintains a number of other broad-based employee benefit plans in which executive officers participate on the same terms as other employees meeting the eligibility requirements, subject to any legal limitations on amounts that may be contributed to or benefits payable under the plans. Benefits include:

•                  Medical and dental insurance and cafeteria plan: Our medical and dental insurance and cafeteria plan is administered pursuant to Section 125 of the Internal Revenue Code of 1986, as amended. The plan includes medical and dental insurance, medical and dependent care reimbursement plans.

•                  401(k) plan: For fiscal 2008 and until April 1, 2009, pursuant to our 401(k) plan we matched 50% up to the first 6% of an employee’s contribution. The 401(k) Committee modified the plan effective April 1, 2009 such that our matching contribution, if any, will be discretionary upon achievement of financial targets, such that if we do not achieve our financial plan, we will not match the employee’s contribution. If we achieve our base plan we will match 25% up to the first 6% of an employee’s contribution.  If we exceed our base plan we may match up to a maximum of 50% of the first 6% of an employee’s contribution.  401(k) contributions from highly compensated employees are currently limited to a maximum of 5% of compensation, subject to statutory limits. The 401(k) was modified to better align employee’s compensation with overall corporate performance.

•                  Life insurance and accidental death and dismemberment insurance: Pursuant to our Life Insurance and Accidental Death and Dismemberment Insurance plans we pay the premium on a $10,000 term life insurance policy and a $10,000 accidental death and dismemberment insurance policy.

Severance Benefits

We have adopted a severance plan (the “Severance Plan”) that provides severance benefits to our employees that do not have employment agreements with us, should their employment with us be terminated without cause and unrelated to a sale of a division or subsidiary, or as otherwise determined by the severance committee (consisting of human resources personnel and management), whereby the employee is entitled to an amount calculated based upon current position, salary and length of service. Unless otherwise stipulated in any employment agreement, our executive officers are entitled, after completion of one year of service, to 52 weeks of severance pay at their base salary if their employment services are terminated without cause at any time. Employees at various levels in the Company, after completion of one year of service, are eligible to between two weeks and six months of severance pay at their base salary based on tenure.

On August 4, 2008, in response to the changes in the overall economic environment, consumer spending and associated financial results, the Company modified its previous Severance Plan to be effective January 1, 2009 to decrease severance benefits paid to employees of the Company upon involuntary separation, and to mitigate the payment of severance benefits if and to the extent the former employee accepted other employment.

The Company has also made severance payments based on executed separation agreements containing releases, waivers and covenants not to compete, solicit or defame.  In January 2008, the Company entered into a separation agreement with Mr. Thompson and, in March 2009, the Company entered into a separation agreement with Ms. Bunte.  The material terms of these separation agreements are described above under “Material Terms of Employment Agreements.”

Payments Upon Change of Control

Except for Mr. Hanaka and Ms. Gove as outlined in their respective employment agreements, our executive officers do not have individual agreements that affect the amount paid or benefits provided following termination or change in control. In the event of a change of control, our executive officers do not receive any severance benefits under the Severance Plan unless they are involuntarily terminated or had no reasonable opportunity to continue to work for the purchaser or acquirer of the organization. See Severance Benefits, above.

Tax Consequences of Compensation

Our annual tax aggregate deductions for each named executive officer’s compensation are potentially limited by Section 162(m) of the Internal Revenue Code (the “Code”) to the extent the aggregate amount paid to an executive officer exceeds $1.0 million per year, unless it is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exceptions provided under Section 162(m) of the Code. At our current named executive officer compensation levels, we do not presently anticipate that Section 162(m) of the Code should be applicable, and accordingly, our Compensation Committee did not consider its impact in determining compensation levels for our named executive officers in fiscal 2008.

DIRECTOR COMPENSATION

The following table summarizes compensation paid to directors during 2008.

DIRECTOR COMPENSATION TABLE

						Change in
						Pension value
					Non-Equity	and Nonqualified
	Fees Earned	Stock			Incentive Plan	Deferred
	or Paid	Awards ($)		Option	Compensation	Compensation	All Other
Name	in Cash ($) (1)	(2)		Awards ($)	($)	Earnings ($)	Compensation ($)	Total ($)

Robert Allen	23,000	34,082	(3)	—	—	—	—	57,082

Roberto Buaron	—	—		—	—	—	—	—

Thomas Berglund	—	—		—	—	—	—	—

Glenda Chamberlain	55,000	40,000	(4)	—	—	—	—	95,000

James Grover	—	—		—	—	—	—	—

Thomas Hardy	45,000	40,000	(5)	—	—	—	—	85,000

Marvin E. Lesser	69,000	40,000	(6)	—	—	—	—	109,000

James Long	—	—		—	—	—	—	—

Noel Wilens	—	—		—	—	—	—	—

(1)	Represents annual retainer, board meeting attendance fees and other fees paid pursuant to the Non-Employee Director Compensation Plan.

(2)

Represents deferred stock units (“DSUs”) granted in fiscal 2008 under the Non-Employee Director Compensation Plan. Amounts shown do not reflect compensation actually received by the directors, but represent the calculated fair values as determined based on the closing stock price on the date of grant.

(3)	Represents 14,260.3 DSUs granted to Mr. Allen in 2008 and his total DSU ownership.

(4)	Represents 18,099.55 DSUs granted to Ms. Chamberlain in fiscal 2008. Ms. Chamberlain holds a total of 26,002 DSUs.

(5)	Represents 18,099.55 DSUs granted to Mr. Hardy in fiscal 2008. Mr. Hardy holds a total of 26,678.55 DSUs.

(6)	Represents 18,099.55 DSUs granted to Mr. Lesser. Mr. Lesser holds a total of 26,678.55 DSUs.

The Board of Directors has adopted a Non-Employee Director Compensation Plan (the “Director Compensation Plan”) under which it compensates directors that are not employees of the Company or First Atlantic Capital, Ltd.  Directors who are employees of either the Company or First Atlantic Capital, Ltd. may be reimbursed for their business related expenses, but are not otherwise compensated for service as directors.

The Director Compensation Plan provides for a non-executive Chairman of the Board to receive an annual retainer in the amount of $135,000 for services and attendance at meetings of the Board of Directors and an annual grant of deferred stock units in the amount of $100,000 to be issued following the Company’s Annual Meeting each year. Mr. Hanaka was compensated pursuant to the Director Compensation Plan in 2008 until his appointment as Chief Executive Officer on June 13, 2008.  Mr. Hanaka is now compensated pursuant to his employment agreement and not pursuant to the Director Compensation Plan.

The Director Compensation Plan also provides a $36,000 annual retainer for each non-employee director, as well as an annual retainer of $15,000 for the chair of the Audit Committee, and $5,000 annual retainers for the non-employee chairs of other standing committees. Directors are paid a fee of $1,500 for each board meeting or equivalent time for director related special services performed outside of board or committee meetings as approved by the Chairman of the Board of Directors, and $1,000 for each committee meeting that they attend. Additionally, directors are reimbursed for any out-of-pocket expenses. The plan also authorizes an annual grant of deferred stock units in the amount of $40,000 to be issued to directors following the Company’s Annual Meeting each year.

The Compensation Committee is currently reviewing the Director Compensation Plan to recommend to the Board whether changes for fiscal 2009 to equity or cash director compensation should be made based on the current market and Company performance.

SECURITY OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND OWNERS OF MORE THAN FIVE PERCENT OF OUR COMMON STOCK

The following table sets forth, as of March 11, 2009, the beneficial ownership of the Company’s common stock by each of the named executive officers and directors named in this Proxy Statement, and all of our directors and officers as a group, and all other beneficial owners of more than 5 percent of our outstanding common stock. Each beneficial owner has sole voting and investment power of the shares, except as noted.

Security Ownership of Directors and Officers and 5% Holders

		Common Shares		Vested Common		Total Common	Percent of
Name (1)		Owned		Share Rights		Share Rights	Class Owned
Directors and Executive Officers
Robert Allen		50,000		14,260	(10)	64,260	*
Thomas Berglund	(2)	1,500		—		1,500	*
Roberto Buaron	(2)	9,468,558	(7)	—		9,468,558	56.8%
Virginia Bunte	(3)	6,510		34,002		40,512	*
Glenda Chamberlain		—		26,002	(10)	26,002	*
Sue E. Gove		68,733		—		68,733	*
James Grover	(2)	2,000		—		2,000	*
Martin E. Hanaka		137,194		161,378	(10)	298,572	1.8%
Thomas G. Hardy		3,325		26,679	(10)	30,004	*
Marvin E. Lesser		3,500		26,679	(10)	30,179	*
James Long	(2)	44,500		—		44,500	*
James D. Thompson	(4)	65,685		245,453		311,138	*
Noel Wilens	(2)	10,000		—		10,000	*
All Directors and Officers as a group (20 persons)		9,896,412		594,376		10,490,788	62.9%

5% Holders
Carl Paul		1,523,140	(8)	—		1,523,140	9.1%
Franklin Paul		1,523,140	(8)	—		1,523,140	9.1%
Atlantic Equity Partners III, L.P.	(2)	9,457,558	(9)	—		9,457,558	56.7%
NWQ Investment Management Company, LLC	(5)	1,585,186		—		1,585,186	9.5%
Austin W. Marxe and David M. Greenhouse	(6)	1,804,280		—		1,804,280	10.8%

*	Represents less than 1%.

(1)	Unless otherwise indicated in the footnotes, the address for the beneficial owners named above is 11000 North I H 35, Austin, TX 78753.

(2)	The address for these beneficial owners is c/o First Atlantic Capital, Ltd., 135 East 57th Street, New York, NY 10022.

(3)	Ms. Bunte resigned from the Company effective March 3, 2009 and is no longer an officer.

(4)	Mr. Thompson resigned from the Company effective January 9, 2008 and is no longer an officer.

(5)	The address for this beneficial owner is 2049 Century Park East, 16th Floor Los Angeles, CA 90067.

(6)	The address for this beneficial owner is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(7)

Consists of 7,934,418 shares owned by Atlantic Equity Partners III, L.P. Mr. Buaron is the sole member of Buaron Capital Corporation III, LLC. Buaron Capital Corporation III, LLC is the managing member of Atlantic Equity Associates III, LLC. Atlantic Equity Associates III, LLC is the sole general partner of Atlantic Equity Associates III, L.P., which is the sole general partner of Atlantic Equity Partners III, L.P. and, as such, exercises voting and investment power over shares of capital stock owned by Atlantic Equity Partners III, L.P., including shares of our common stock. Mr. Buaron, as the sole member of Buaron Capital Corporation III, LLC has voting and investment power over, and may be deemed to beneficially own, the shares of our common stock owned by Atlantic Equity Partners III, L.P. Includes 1,523,140 shares owned by Carl and Franklin Paul, which Atlantic Equity Partners III, L.P. may be deemed to beneficially own by virtue of the stockholder’s agreement described under “Independence of Directors” in this Proxy Statement. Mr. Buaron disclaims beneficial ownership of the shares owned by Carl and Franklin Paul and, except to the extent of his pecuniary interest therein, the shares held by Atlantic Equity Partners III, L.P. This number also includes 11,000 shares of common stock that Mr. Buaron directly holds.

(8)

Consists of 992,206 shares owned by Carl Paul and 530,934 shares owned by Franklin Paul. Does not include 7,934,413 shares owned by Atlantic Equity Partners III, L.P. that are subject to the stockholder’s agreement described in footnote 7.

(9)

Consists of 7,934,418 shares owned by Atlantic Equity Partners III, L.P. Includes 1,523,140 shares owned by Carl and Franklin Paul that are subject to a stockholder’s agreement pursuant to which Carl and Franklin Paul have agreed to vote such shares in favor of nominees to our board of directors proposed by Atlantic Equity Partners III, L.P. As a result of this arrangement, Atlantic Equity Partners III, L.P. may be deemed to be the beneficial owner of the shares held by Carl and Franklin Paul. Atlantic Equity Partners III, L.P. disclaims beneficial ownership of these shares. As described in footnote 5 below, Roberto Buaron, one of our directors, has voting and investment power over the shares of our common stock of owned by Atlantic Equity Partners III, L.P.

(10)	Represents Deferred Stock Units granted under the Non-Employee Director Compensation Plan that are fully vested, but are exercisable only upon completion of Board service.

CERTAIN TRANSACTIONS

It is our policy not to participate in material related-party transactions with officers, directors, controlling persons and other insiders. Pursuant to the Company’s Code of Business Conduct and Ethics for Directors, Officers and Employees and Code of Ethics for Senior Executive and Financial Officers adopted on June 12, 2006 (each, the “Code”), directors, officers and employees must report, in person or in writing, any known or suspected violations of laws, governmental regulations or the Code, to Human Resources, the General Counsel or a member of the Audit Committee. Additionally, directors, officers, and employees may contact Human Resources or the General Counsel with a question or concern about the Code or a business practice. Upon receipt of a complaint under the Code, we will investigate the complaint and will involve agencies and resources outside of the Company if and/or when such outside involvement appears advisable or necessary.

If it is determined that a director, officer or employee of the Company has violated the Code, we will take appropriate action including, but not limited to, disciplinary action, up to and including termination of employment. Such action shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was intentional or inadvertent, the extent of the likely damage to the Company and its stockholders resulting from the violation and whether the individual has committed previous violations of this Code or other corporate policy concerning ethical behavior. The Board of Directors shall provide a written notice to the individual involved in the violation stating that the Board of Directors or such designee has determined that there has been a violation and indicating the action to be taken by the Board of Directors against the individual.

Management Consulting Agreement

In connection with our acquisition by Atlantic Equity Partners in October 2002, we entered into a management consulting agreement with First Atlantic Capital, pursuant to which First Atlantic Capital agreed to advise us on management matters. We terminated the management consulting agreement upon the closing of our initial public offering in June 2006, but retained an obligation to reimburse First Atlantic Capital for expenses incurred in connection with meetings between representatives of First Atlantic Capital and us in connection with First Atlantic Capital’s investment in us for so long as First Atlantic Capital holds at least 20% of our outstanding shares of common stock, but will not otherwise pay any fees under the Agreement.  We reimbursed First Atlantic Capital in 2008 for expenses incurred (a) in 2006 in the amount of $53,745; (b) in 2007 in the amount of $40,539, and (c) in 2008 in the amount of $2,675.

Management Rights Agreement

Effective June 2006, we entered into a management rights agreement with Atlantic Equity Partners.  Pursuant to the management rights agreement, in the event that we are not, or we cease to be, a “controlled company” because Atlantic Equity Partners does not beneficially own, on its own or as part of a group, more than 50% of our outstanding common stock, and we are required by Nasdaq regulations to have a majority of independent directors on our Board of Directors, to the extent necessary, the Board of Directors will simultaneously be reduced or increased, as the case may be, in size to nine directors. This reduction or increase would be effective immediately following the first annual or special meeting of our stockholders at which directors are to be elected (a “Director Election”) or effective immediately upon board action by written consent. The Board of Directors shall remain at this size until the first Director Election after the date on which Atlantic Equity Partners holds less than 15% of our outstanding common stock.

For so long as Atlantic Equity Partners continues to hold 25% or more of our outstanding common stock, it shall retain the right to designate three nominees for election to our Board of Directors, subject to compliance with Nasdaq regulations. If Atlantic Equity Partners continues to hold (1) less than 25% but at least 15% of our outstanding common stock, it will retain the right to designate two director nominees, and (2) less than 15% but at least 10% of our outstanding common stock, it will retain the right to designate one director nominee, and in each case, Atlantic Equity Partners will cause such number of directors nominated by Atlantic Equity Partners to resign as would be necessary to make the number of remaining directors correspond with

Atlantic Equity Partners’ designation rights unless our Board of Directors decides that any such directors should continue to serve on our Board of Directors. Once Atlantic Equity Partners holds less than 10% of our outstanding common stock, it shall have no right to designate directors. Pursuant to the management rights agreement, for so long as Atlantic Equity Partners owns any shares of our common stock, Atlantic Equity Partners shall have the right to nominate a non-voting observer to attend board or committee meetings of us and our subsidiaries, subject to such observer signing a confidentiality undertaking with us.

To the extent permitted by applicable law, Atlantic Equity Partners will have the right to include in any committee of our Board of Directors, or the Board of Directors or any committee of the Board of Directors of any of our subsidiaries, a number of directors equal to or greater than the proportion of directors nominated by Atlantic Equity Partners to our Board of Directors at that time.

Indemnification Agreements and Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers and have purchased directors’ and officers’ liability insurance, appropriate for a public company. The indemnification agreements and our amended certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

MISCELLANEOUS

Voting on Other Matters

Management is not aware of any other business to be transacted at the Annual Meeting. The Company’s Amended and Restated Bylaws outline procedures, including minimum notice provisions, for stockholder nomination of directors and submission of other stockholder business to be transacted before the meeting. If any stockholder proposals or other business to be transacted properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons authorized to vote them.

Proposal of Stockholders for the 2010 Annual Meeting

Any stockholder who intends to present a proposal at the annual meeting in the year 2010 (the “2010 Annual Meeting”) must deliver the proposal to the Secretary at 11000 N. IH-35, Austin, Texas 78753:

•

not less than 120 calendar days before the date that the Company’s proxy statement is released to stockholders in connection with the 2010 Annual Meeting, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; and

•

not earlier than 120 calendar days and not later than the close of business on the 90th calendar day prior to the first anniversary of the 2009 Annual Meeting, if the proposal is submitted pursuant to the Company’s Amended and Restated Bylaws, in which case we are not required to include the proposal in our proxy materials.

The Company is not required to include in its proxy statement and form of proxy a stockholder proposal that fails to meet the requirements for stockholders set forth in its Amended and Restated Bylaws and/or established by the regulations of the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than ten percent of the Company’s Common Stock (“Section 16 Persons”) to file reports of ownership and changes in ownership in the Company’s Common Stock with the SEC and Nasdaq. Based on the Company’s records and other information, the Company believes that all Section 16(a) filing requirements for the Section 16 Persons have been complied with, except: (i) an untimely filing by Mr. Long of a purchases of 25,000 shares between June 10 and June 12 and not filed until June 17th; (ii) an untimely filing by Mr. Allen of a purchase of 12,500 shares on August 11 and not filed until August 20; (iii) an untimely filing by Mr. Hanaka of a purchase of 3,187 shares on November 14 and not filed until December 4; (iv) an untimely filing by Mr. Corey of a purchase of 221 shares on December 3 and not filed until December 8; (v) an untimely filing by Mr. Corey of a purchase of 2,000 reserved shares at the Company’s initial public offering price of $11.50 on June 16, 2006 and not filed until March 23, 2009; and (vi) an untimely filing by Ms. Gove of a purchase of 5,000 shares purchased on December 12, 2008 not filed until January 14, 2009.

* * *

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope or follow the alternate voting procedures described on the proxy.

APPENDIX B

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

The Board of Directors (the “Board”) of Golfsmith International Holdings, Inc. (the “Company”) has constituted and established an Audit Committee (the “Committee”) with the authority, responsibility and specific duties as described in this Audit Committee Charter (the “Charter”).

I.              Purpose

The purpose of the Committee is to assist the Board in (i) its oversight of the integrity of the Company’s financial statements and other published financial information, (ii) monitoring the performance of the Company’s financial reporting process, and (iii) monitoring the Company’s compliance with legal and regulatory requirements and corporate policies and controls.  In addition, the Committee shall select and retain, on behalf of the Company, subject to stockholder ratification, if applicable, the independent auditor and approve all fees paid to the independent auditor.

The purposes and provisions specified in this Charter are meant to serve as guidelines, and the Committee is delegated the authority to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.  Unless otherwise prescribed in this Charter, the rules and procedures applicable to the operation of the Board shall apply to the operation of the Committee with any necessary changes.  Nothing herein is intended to expand applicable standards of liability under state or federal law for directors of a Company.

The Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s standards of business conduct, codes of ethics, internal policies, procedures and controls.

II.            Membership

Unless otherwise permitted by applicable law or the rules of the Nasdaq National Market and determined by the Board, the members of the Committee shall consist of three or more members of the Board as follows:  At the time of the Company’s initial public offering (“IPO”), one member of the Committee shall qualify as an “independent director” under applicable law and the listing requirements of the Nasdaq National Market.  Ninety days following the IPO, a majority of the Committee shall qualify as “independent directors.”  Within one year following the IPO, all members of the Committee shall qualify as “independent directors.”

All of the members of the Committee shall be financially literate as determined by the Board in its business judgment. At least one member of the Committee shall be a “financial expert” under the listing requirements of the Nasdaq National Market and the rules of the

Securities and Exchange Commission (“SEC”) as determined by the Board in its business judgment.

The Committee’s members shall be appointed by and serve at the discretion of the Board.  Members shall serve until their successors are duly designated and qualified.  Any vacancy in the Committee occurring for any cause whatsoever may be filled by a majority of the Board then in office.

The Committee’s chairperson shall be designated by the Board.  A majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee.

III.           Meetings and Authority

The Committee shall meet at least once each fiscal quarter or more frequently as circumstances require.  The Committee may ask members of management or others to attend the meeting and provide pertinent information, as necessary.

The Committee shall meet separately at such times as it deems appropriate with management and representatives of the independent auditor to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately.  It is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditor and management of the Company.

The Committee shall have the power to retain, without Board approval and at the Company’s expense, and terminate, as it deems appropriate, outside counsel, and other experts and consultants to assist the Committee in connection with its responsibilities, and shall have the sole authority to approve such firms’ fees and other retention terms.

The Committee may delegate its authority to subcommittees established from time to time by the Committee, which subcommittees shall consist of one or more members of the Committee and shall report to the Committee; provided, however, that in the event the Committee delegates to a subcommittee its authority to pre-approve audit and permitted non-audit services, any determination by the subcommittee to grant such pre-approvals shall be presented to the full Committee at its next scheduled meeting.

IV.           Duties and Responsibilities

The Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

Independent Auditor:

1.     Retain and terminate the independent auditor subject, if applicable, to stockholder ratification.  In making its determination regarding the retention or termination of the independent auditor and otherwise as it deems necessary, the Committee shall:

2

a.     (i) obtain and review a written report by the independent auditor describing (a) the firm’s internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting any independent audit carried out by the firm, and any steps taken to deal with any such issues, and (ii) review the independent auditor’s work throughout the year, including obtaining the opinions of management;

b.     receive written statements from the independent auditor delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and recommend any appropriate actions to be taken; and

c.     review the independent auditor’s written submission to the Company of annual fees billed.

2.     Pre-approve, or adopt procedures to pre-approve, all audit and all non-audit services, and related fees and terms, permitted to be provided to the Company by the independent auditor under applicable law and regulations.  The pre-approval of auditing and non-auditing services can be carried out with input from, but no delegation of authority to, management.

3.     Discuss with management the timing and process for the rotation of the lead audit partner and the reviewing partner as required by applicable law and rules.

4.     Establish policies for hiring employees or former employees of the independent auditor in accordance with applicable law and regulations.

Internal Accounting and Financial Controls:

1.     Review with management and the independent auditor, the Company’s policies and procedures relative to the adequacy of internal accounting and financial controls.

2.     Evaluate whether management is effectively communicating the importance of internal accounting and financial control effectiveness.

3.     Determine whether internal accounting and financial control improvement recommendations made by the independent auditor have been appropriately implemented in a timely manner by management.

Financial Reporting:

1.     Review with the independent auditor: (i) the scope and results of the audit; (ii) any problems or difficulties that the auditor encountered in the course of the audit work, and management’s response; and (iii) any questions, comments or suggestions the auditor may have relating to the internal controls and accounting practices and procedures, of the Company.

3

2.     Periodically review and discuss with management and the independent auditor significant accounting and reporting issues, including financial reporting pronouncements and proposals, and understand their impact on the Company’s financial statements.

3.     Review with management and the independent auditor the annual and quarterly financial statements of the Company, including: the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the SEC; and the items required by Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements and Statement of Auditing Standards 100 as in effect at that time in the case of the quarterly statements

4.     Discuss with management generally the types of information (including financial earnings guidance) to be disclosed in earnings press releases and earnings calls, as well as to analysts and rating agencies.

5.     Discuss with the independent auditor the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit effort, restrictions on the scope of procedures or access to requested information and any significant disagreements with management.

6.     Prepare the “Report of the Audit Committee” included in the Company’s annual proxy statement.

7.     Receive periodic reports from the independent auditor regarding:

a.     critical accounting policies and practices;

b.     all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the issuer, ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

c.     other material written communications between the independent auditor and management, including any management letter or schedule of adjusted differences.

8.     Review and discuss with the independent auditor, the independent auditor’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles.

9.     Review with the Company’s general counsel (the “General Counsel”) legal and regulatory matters that could have a material impact on the financial statements.

10.   Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or

4

auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and review any complaints or concerns received pursuant to such procedures.

11.   Review with management and the independent auditor (i) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, and (ii) the processes followed for assessment of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

12.   Review with management and the independent auditor risks of material misstatements due to fraud, and the process and controls implemented by the Company to manage the risks.

Legal Compliance:

Review and monitor, as appropriate, (i) litigation or other legal matters that could have a significant impact on the Company’s financial results, (ii) significant findings of any examination by regulatory authorities or agencies, in the areas of securities, accounting or tax, such as the SEC or the Internal Revenue Service, and (iii) the Company’s disclosure controls and procedures.  The Committee shall be fully entitled to rely on reports that it receives and shall be under no obligation to conduct any independent investigation or verification.

Other Responsibilities:

1.     Periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for consideration and approval.

2.     Conduct an annual self-performance evaluation of the Committee.

3.     Review and approve related party transactions in accordance with the listing requirements of the Nasdaq National Market or as referred by the Board.

4.     Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

V.            Reporting

The Committee will apprise the Board regularly of significant developments in the course of performing the above responsibilities and duties.

Last amended: June 16, 2006

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APPENDIX A

AMENDMENT TO THE
GOLFSMITH INTERNATIONAL HOLDINGS, INC.
2006 INCENTIVE COMPENSATION PLAN

This Amendment (this “Amendment”) is made by Golfsmith International Holdings, Inc., a Delaware corporation (the “Company”), to the Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan (the “2006 Incentive Plan”), pursuant to the authorization of the Company’s board of directors and stockholders.

RECITALS:

The 2006 Incentive Plan currently provides for the issuance of up to 1,800,000 shares of common stock of the Company. The Company’s board of directors has determined that it is advisable, fair and in the best interests of the Company and its stockholders to amend the 2006 Incentive Plan to provide for the issuance of up to an additional 1,500,000 shares of common stock, in order to continue to provide to the persons who are responsible for the continued growth of the Company’s business an opportunity to acquire a proprietary interest in the Company.

AGREEMENT:

NOW, THEREFORE, the 2006 Incentive Plan is amended as follows:

1.             Definitions.

A.            Unless otherwise specifically defined in this Amendment, capitalized terms shall have the definitions set forth in the 2006 Incentive Plan.

2.             Stock Subject to the 2006 Incentive Plan.  Section 4.1 of the 2006 Incentive Plan is hereby deleted in its entirety and replaced with the following:

4.1. Number of Shares Available for Grants. The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary. Subject to adjustment as provided in Section 4.2, the total number of Shares that may be delivered pursuant to Awards under the Plan shall be 3,300,000 Shares. Subject to, in the case of ISOs, any limitations applicable thereto under the Code, if (a) any Shares are subject to an Option, SAR, or other Award which for any reason expires or is terminated or canceled without having been fully exercised or satisfied, or are subject to any Restricted Stock Award (including any Shares subject to a Participant’s Restricted Stock Award that are repurchased by the Company at the Participant’s cost), Restricted Stock Unit Award or other Award granted under the Plan which are forfeited, or (b) any Award based on Shares is settled for cash, expires or otherwise terminates without the issuance of such Shares, the Shares subject to such Award shall, to the extent of any such expiration, termination, cancellation, forfeiture or cash settlement, be available for delivery in connection with future Awards under the Plan. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be the number of Shares set forth in the third sentence of this Section 4.1, as adjusted pursuant to this Section 4.1, but without application of the foregoing provisions of this sentence.

3.             2006 Incentive Plan.  Except as specifically amended hereby, the 2006 Incentive Plan shall remain binding and enforceable in accordance with its terms.

[signature page follows]

2

IN WITNESS WHEREOF, upon authorization of the board of directors and the stockholders of the Company, the undersigned has caused this Amendment to the Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan to be executed on this 26th day of March, 2009.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

By:	/s/ R. Scott Wood
Name: R. Scott Wood
Title: Vice President and General Counsel

Signature Page to Amendment to 2006 Incentive Compensation Plan

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. VOTE BY TELEPHONE Have your proxy card available when you call the Toll-Free Number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote. VOTE BY INTERNET Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to record your vote. VOTE BY MAIL Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253. Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683 Vote by Internet Access the website and cast your vote: www.cesvote.com Vote by Mail Return your proxy in the postage-paid envelope provided. Vote 24 hours a day, 7 days a week! If you vote by telephone or Internet, please do not send your proxy by mail. GOLFSMITH INTERNATIONAL HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 5, 2009 This Proxy is solicited by the Board of Directors of Golfsmith International Holdings, Inc. for use at the Annual Meeting on May 5, 2009. By signing this proxy, you revoke all prior proxies and appoint Mr. Hanaka and Mr. Wood, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of Golfsmith International Holdings, Inc. you held in your account on March 5, 2009, at the Annual Meeting of Stockholders of Golfsmith International Holdings, Inc., and any adjournment or postponement of such meeting, in the manner specified on this proxy. In their discretion, Mr. Hanaka and Mr. Wood are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action. Dated: , 2009 Signature (Signature if held jointly) If voting by mail, Proxy must be signed and dated below. Please fold and detach card at perforation before mailing. c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509

YOUR VOTE IS IMPORTANT If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope to National City Bank, PO Box 535300, Pittsburgh, PA 15235, so your shares are represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. The Board of Directors recommends a vote FOR proposals 1, 2 and 3. 1. Election of directors Nominees: (1) Martin Hanaka (2) Thomas Berglund (3) Roberto Buaron (4) Glenda Chamberlain (5) James Grover (6) Thomas G. Hardy (7) Marvin E. Lesser (8) James Long (9) Emilio Pedroni FOR all nominees listed WITHHOLD AUTHORITY (except as marked to the contrary below) to vote for all nominees listed above. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.) 2. The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 1, 2010. FOR AGAINST ABSTAIN 3. The approval of an amendment to the Golfsmith 2006 Incentive Compensation Plan to increase the number of shares available for grant from 1,800,000 to 3,300,000. FOR AGAINST ABSTAIN 4. To consider and transact such other business as may properly come before the meeting or any adjournments thereof. Please fold and detach card at perforation before mailing. Continued on the reverse side.